                                                                     EXHIBIT 3.1

         Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles.

1.       The present name of the corporation is Champion Enterprises, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 419-343.

3.       All former names of the corporation are: NONE

4. The date of filing the original Articles of Incorporation was March 9, 1987.

5. The Restated Articles of Incorporation of the corporation attached as Exhibit A supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation.

6. The Restated Articles of Incorporation of the corporation attached as Exhibit A were duly adopted on the 26th day of June, 1987, in accordance with the provisions of Section 642 of the Act, by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.

Signed this 26th day of June, 1987

                                       By:  /s/ RODNEY A. KNIGHT
                                            Rodney A. Knight, Vice President

                                   EXHIBIT A

                      Restated Articles of Incorporation

                                      of

                           CHAMPION ENTERPRISES, INC.

                                    ARTICLE I

     The name of the corporation is Champion Enterprises, Inc.

                                  ARTICLE II

     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.

                                  ARTICLE III

         The total number of shares of stock which the corporation shall have the authority to issue is 20,000,000 shares, of which 15,000,000 shares shall be Common Stock of the par value of $1.00 each ("Common Stock") and 5,000,000 shares shall be Preferred Stock of no par value ("Preferred Stock").

                                Preferred Stock

         The Board of Directors is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors and as are not expressed in these Articles of Incorporation as hereafter amended, including, without limiting the generality of the foregoing, the following:

         (1)      the designation and number of shares of such series;

         (2) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

         (3) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

         (4) The terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

         (5) whether the shares of such series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

         (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

         (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

         (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

         (9) any other relative rights, preferences or limitations of shares of such series consistent with this Article and applicable law.

         The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock.

         Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series.

                                 Common Stock

         Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which shareholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

                                  ARTICLE IV

         The address of the registered office is:

                       615 Griswold Street
                       Detroit, Michigan 48226

         The mailing address of the registered office is:

                       615 Griswold Street
                       Detroit, Michigan 48226

         The name of the resident agent at the registered office is The Corporation Company.

                                   ARTICLE V

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the foregoing shall not eliminate or limit the liability of a director for any of the following: (i) a breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law; (iii) a violation of Section 551(1) of the Michigan Business Corporation Act; (iv) a transaction from which the director derived an improper personal benefit; or (v) an act or omission occurring before March 1, 1987. If the Michigan Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability contained herein, shall be limited to the fullest extent permitted by the amended Michigan Business Corporation Act. No amendment or repeal of this
Article V shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to any such amendment or repeal.

                                  ARTICLE VI

         When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders, to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on this corporation.

                        ELECTION PURSUANT TO SECTION 2
                             OF ACT NO. 58 OF THE
                              PUBLIC ACTS OF 1988

1.       The present name of the corporation is Champion Enterprises, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 419-343.

3. The location of its registered office is: 615 Griswold Street, Detroit, Michigan 48226.

         Champion Enterprises, Inc., hereby files with the Department of Commerce, pursuant to Section 2 of Act No. 58 of the Public Acts of 1988, the following resolution adopted by the Board of Directors of the Corporation on May 26, 1988:

                  RESOLVED, that the Board of Directors of Champion Enterprises, Inc., a Michigan corporation that is an "issuing public corporation" as defined in Section 793 of the Michigan Business Corporation Act, hereby elects, pursuant to Section 2 of Act No. 58 of the Public Acts of 1988, to have such Act apply to the Company effective as of May 31, 1988.

                                                     CHAMPION ENTERPRISES, INC.

                                                     By:  /S/ JOSEPH J. MORRIS
                                                     Joseph J. Morris, President
                                                     (Title and Name)

CT CORPORATION SYSTEM
1633 BROADWAY
NEW YORK, NY 10019
212 246 5070

May 5, 1993

Thomas Pierson, Deputy Director
Michigan Department of Commerce
Corporation & Security Bureau
6546 Mercantile Way
Lansing, Michigan  48909

RE: CHANGE OF REGISTERED OFFICE ADDRESS


Dear Mr. Pierson,

This letter is to certify that The Corporation Company has changed its address from: 615 Griswold Street, Detroit, Michigan 48226 to: 30600 Telegraph Road, Bingham Farms, Michigan 48025. We will notify all active corporations for which The Corporation Company is the resident agent of this change of address.

Enclosed is our check for $52,000.00 to cover the filing fee for the 10,294 active profit and non-profit corporations for which your records indicate The Corporation Company is agent. This payment will include the fee for providing us with an alphabetical listing of the names of all the corporations for which the registered office has been changed. Also included in this payment is the fee for a clean-up list which we will request within 30 days of the filing.

Please confirm in writing the date that this change was effectuated on your records.

Thank you in advance for your cooperation in this matter.

Very truly yours,

/s/ KENNETH J. UVA

Kenneth J. Uva
Vice President

KJU:mh
encl.

Sworn before me this 5th day of May, 1993.

/s/ Theresa Alfieri
Theresa Alfieri
Notary Public, State of New York
No. 4703698
Qualified in Kings County

Certificate Filed In New York County
Commission Expires Dec. 31, 1993

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

1.       The present name of the corporation is Champion Enterprises, Inc.

2. The corporation identification number (CID) assigned by the Bureau is 419-343.

3. The location of its registered office is: 30600 Telegraph Road, Bingham Farms, Michigan 48025.

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

                           As set forth on Exhibit A

5.       b.       The foregoing amendment to the Articles of Incorporation was duly adopted on the 1st day of May, 1995. The amendment:

                  was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

         Signed this 3rd day of May, 1995.

                                                   By:  /S/ LOUIS M. BALIUS
                                                   Louis M. Balius
                                                   Vice President-Secretary and
                                                   General Counsel

                                   EXHIBIT A

                                  ARTICLE III

         The total number of shares of stock which the corporation shall have authority to issue is 35,000,000 shares, of which 30,000,000 shares shall be Common Stock of the par value of $1.00 each ("Common Stock"), and 5,000,000 shares shall be Preferred Stock of no par value ("Preferred Stock").

                                Preferred Stock

         The Board of Directors is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors and as are not expressed in these Articles of Incorporation as hereafter amended, including, without limiting the generality of the foregoing, the following:

         (1)      the designation and number of shares of such series;

         (2) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

         (3) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

         (4) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

         (5) whether the shares of such series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

         (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

         (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

         (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

         (9) any other relative rights, preferences or limitations of shares of such series consistent with this Article and applicable law.

         The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock.

         Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of a new series.

                                 Common Stock

         Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which shareholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

                           CERTIFICATE OF AMENDMENT TO
                      ARTICLES OF INCORPORATION DETERMINING
                    THE TERMS OF THE SERIES A PREFERRED STOCK
                                       of

                           CHAMPION ENTERPRISES, INC.

         Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

         1. The present name of the corporation is Champion Enterprises, Inc. (the "Corporation").

         2. The Corporation Identification Number (CID) assigned by the Bureau is 419-343.

         3. The location of the registered office is Suite 3275, 30600 Telegraph Road, Bigham Farms, Michigan 48025.

         4. Article III of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended by adding the following:

         Series A Preferred Stock, No Par Value

         A. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock, no par value," and the number of shares constituting such series shall be 300,000.

         B.       Dividends and Distributions.

                  (1) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends that may be authorized by the Articles of Incorporation, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of

Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after February 5, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (4) Dividends in full shall not be declared or paid or set apart for payment on the Series A Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

                  C. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

                  (3) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         D. Certain Restrictions.

                  (1) Whenever quarterly dividends or other dividends or

distributions payable on the Series A Preferred Stock as provided in Section B. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (b) declare or pay dividends on or make any other distributions on any shares or stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                  (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

         E.       Liquidation, Dissolution or Winding Up.

                  (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the

Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

                  (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         F. Merger, Consolidation. etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date
(i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         G. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         H. Ranking. The Series A Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred

Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Articles of Incorporation, the terms of any such series shall provide otherwise.

         I.       Amendment. The Articles of Incorporation of the
Corporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as one voting group.

         J. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

         5. The foregoing Amendment to the Amended and Restated Articles of Incorporation of the Corporation was adopted on January 9, 1996. The Amendment to the Amended and Restated Articles of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation, without shareholder action, pursuant to Sections 302(3) and 523 of the Act and
Article III of the Amended and Restated Articles of Incorporation of the Corporation.

         Signed this 8th day of February, 1996.

                                            CHAMPION ENTERPRISES, INC.

                                            By:   /s/ A. JACQUELINE DOUT
                                                  A. Jacqueline Dout
                                                  Executive Vice President and
                                                  Chief Financial Officer

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

1.       The present name of the corporation is: Champion Enterprises, Inc.

2.       The identification number assigned by the Bureau is: 419-343

3. The location of the registered office is: 30600 Telegraph Road, Bingham Farms, Michigan 48025

4. Article III of the Articles of Incorporation is hereby amended to read as follows:

                        As set forth on Exhibit A

6. The forgoing amendment to the Articles of Incorporation was duly adopted on the 29th day of April, 1997 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation, at a meeting. The necessary votes were cast in favor of the amendment.

         Signed this 2nd day of May, 1997

         By:  /s/ JOHN J. COLLINS, JR.

         John J. Collins, Jr.
         Vice President, General Counsel and Secretary

                                    EXHIBIT A

                                   ARTICLE III

         The total number of shares of stock which the corporation shall have authority to issue is 125,000,000 shares, of which 120,000,000 shares shall be Common Stock of the par value of $1.00 each ("Common Stock"), and 5,000,000 shares shall be Preferred Stock of no par value ("Preferred Stock").

                         Preferred Stock

         The Board of Directors is authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions establishing such series and providing for the issuance thereof adopted by the Board of Directors and as are not expressed in these Articles of Incorporation as hereafter amended, including, without limiting the generality of the foregoing, the following:

         (1)      the designation and number of shares of such series;

         (2) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation of such dividends to dividends payable on any other class or classes of capital stock of the corporation, and whether such dividends shall be cumulative or noncumulative;

         (3) whether the shares of such series shall be subject to redemption by the corporation, and, if made subject to such redemption, the times, prices, rates, adjustments and other terms and conditions of such redemption;

         (4) the terms and amount of any sinking or similar fund provided for the purchase or redemption of the shares of such series;

         (5) whether the shares of such series shall be convertible into or exchangeable for shares of capital stock or other securities of the corporation or of any other corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

         (6) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

         (7) the restrictions and conditions, if any, upon the issue or reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

         (8) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the corporation, which rights may be different in the case of voluntary dissolution than the case of involuntary dissolution; and

         (9) any other relative rights, preferences or limitations of shares of such series consistent with this Article and applicable law.

         The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The terms of any series of Preferred Stock may be amended without consent of the holders of any other series of Preferred Stock or of the Common Stock, provided such amendment does not adversely affect the holders of such other series of Preferred Stock or the Common Stock.

         Shares of any series of Preferred Stock which have been issued and reacquired in any manner and are not held as treasury shares, including shares redeemed by purchase (whether through the operation of a retirement or sinking fund or otherwise), will have the status of authorized and unissued Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified into and reissued as a part of a new series.

         Series A Preferred Stock, No Par Value

         A. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock, no par value," and the number of shares constituting such series shall be 300,000.

         B.       Dividends and Distributions.

                  (1) Subject to any prior and superior rights of the holders of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends that may be authorized by the Articles of Incorporation, the holders of shares of Series A Preferred Stock shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Stock to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after February 5, 1996 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (3) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                  (4) Dividends in full shall not be declared or paid or set apart for payment on the Series A Preferred Stock for a dividend period terminating on the Quarterly Dividend Payment Date unless dividends in full have been declared or paid or set apart for payment on the Preferred Stock of all series (other than series with respect to which dividends are not cumulative from a date prior to such dividend date) for the respective dividend periods terminating on such dividend date. When the dividends are not paid in full on all series of the Preferred Stock, the shares of all series shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full.

         C. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (1) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters voted on at a meeting of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (2) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one voting group on all matters voted on at a meeting of shareholders of the Corporation.

                  (3) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         D.       Certain Restrictions.

                  (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section B. are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (b) declare or pay dividends on or make any other distributions on any shares or stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                  (d) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (2) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 5, purchase or otherwise acquire such shares at such time and in such manner.

         E.       Liquidation, Dissolution or Winding Up.

                  (1) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed.

                  (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

                  (3) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         F. Merger, Consolidation. etc. In case the Corporation shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         G. Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         H. Ranking. The Series A Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred Stock as to the payment of dividends and other distribution of assets, unless, in accordance with authorization in the Articles of Incorporation, the terms of any such series shall provide otherwise.

         I. Amendment. The Articles of Incorporation of the Corporation shall not be further amended in any manner which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as one voting group.

         J. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                  Common Stock

         Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which shareholders generally are entitled to vote. Subject to the provisions of law and the rights of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors shall determine. Upon the dissolution, liquidation or winding up of the corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the corporation available for distribution to its shareholders ratably in proportion to the number of shares held by them, respectively.

Champion Enterprises, Inc.
Computation of Earnings Per Share

(in 000's, except per share amounts)

                               Three Months Ended    Six Months Ended
                               June 28,  June 29,   June 28,   June 29,
                                 1997      1996       1997      1996
EARNINGS

Net Income                     $18,200   $19,146     $32,039   $32,888
                               =======   =======     =======   =======


SHARES USED FOR CALCULATING
   EARNINGS PER SHARE

Average Shares Outstanding      48,252    47,428     48,155    47,518
Additional Shares Resulting
   from Assumed Exercise
   of Stock Options              1,235     1,980      1,425     1,807
                                ------    ------     ------    ------
Total                           49,487    49,408     49,580    49,325
                                ======    ======     ======    ======

PER SHARE AMOUNTS

Net Income                       $0.37     $0.39     $0.65     $0.67
                                 =====     =====     =====     =====

NOTE: This calculation is submitted in accordance with Securities and Exchange Act of 1934 Release No. 9083.

                                                                     EXHIBIT 3.3

             CERTIFICATE OF CORRECTION TO ARTICLES OF INCORPORATION

                            CERTIFICATE OF CORRECTION

1. The name of the corporation or limited liability company is CHAMPION ENTERPRISES, INC.

2.       The identification number assigned by the Bureau is: 419-343

3. The corporation or limited liability company is formed under the laws of the State of Michigan.

4. That a Certificate of Amendment to the Articles of Incorporation was filed by the Bureau on May 7, 1996 and that said document requires correction.

5. Describe the inaccuracy or defect contained in the above named document:

                  The number of shares of Series A Preferred Stock, No Par Value, was incorrectly stated to be 300,000 shares rather than 750,000 shares.

6.       The document is corrected as follows:

                  Replace Article III, Series A Preferred Stock No Par Value, Paragraph A with the following:

                  AA. Designation and Amount. The shares of such series shall be designated "Series A Preferred Stock, no par value, and the number of shares constituting such series shall be 750,000."

7. This document is hereby executed in the same manner as the Act requires the document being corrected to be executed.

         Signed this 12th day of February, 1999

         /s/ JOHN J. COLLINS, JR.
         John J. Collins, Jr., Vice
         President, General Counsel and Secretary

              MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES
               CORPORATION, SECURITIES AND LAND DEVELOPMENT BUREAU
------------------------------------------------------------------------------------------
Date Received

                                                                      (For Bureau Use Only)
------------------------------------------------------------------------------------------
[Ld 4A]
------------------------------------------------------------------------------------------
NAME       Valerie A. Dormady
------------------------------------------------------------------------------------------
ADDRESS    Dykema Gossett PLLC
           800 Michigan National Tower
------------------------------------------------------------------------------------------
CITY   Lansing  STATE  Michigan ZIP CODE 48933
------------------------------------------------------------------------------------------

DOCUMENT WILL BE RETURNED TO NAME AND ADDRESS INDICATED ABOVE

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

                                       OF

                           CHAMPION ENTERPRISES, INC.

         Pursuant to the provision of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following certificate:

1.       The present name of the Corporation is: Champion Enterprises, Inc.

2.       The corporation identification number (CID) assigned by the Bureau is:
         419-343.

3. Article III of the Articles of Incorporation is hereby amended to (1) amend and restate the Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock of Champion Enterprises, Inc. and to (2) add a Certificate of Resolution setting forth the rights and preferences of Series C Cumulative Convertible Preferred Stock of Champion Enterprises, Inc.

         SEE ATTACHED FOR AMENDED AND RESTATED PROVISIONS AND ADDITIONAL PROVISIONS TO ARTICLE III.

4. The foregoing amendment to the Articles of Incorporation was duly adopted on the 29th day of March, 2002. The amendment was duly adopted by a majority of the Board of Directors of the Corporation pursuant to and as permitted by Article III of the Corporations's Articles of Incorporation.

         Signed this 29th day of April, 2002.

                    By :  /s/ Anthony S. Cleberg
                          ----------------------------------------------------
                          Anthony S. Cleberg
                    Its:  Executive Vice President and Chief Financial Officer

Name of person or organization           Preparer's name and business telephone
remitting fees:                          number:

Champion Enterprises, Inc.               Valerie A. Dormady
                                         (517) 374-9144

                           FIRST AMENDED AND RESTATED

                      CERTIFICATE OF RIGHTS AND PREFERENCES
                                       OF
                SERIES B-1 CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                           CHAMPION ENTERPRISES, INC.

                            CERTIFICATE OF RESOLUTION

         Pursuant to Section 450.1302 of the Michigan Business Corporation Act, CHAMPION ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Michigan, hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company on June 29, 2001, as amended and restated by a resolution duly adopted by the Board of Directors on March 29, 2002, pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, which authorizes the issuance of up to Five Million (5,000,000) shares of preferred stock, no par value.

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series B-1 Cumulative Convertible Preferred Stock, no par value, which shall consist of Twenty Thousand (20,000) of the Five Million (5,000,000) shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

         1. Number. The number of shares constituting the Series B-1 Cumulative Convertible Preferred Stock shall be Twenty Thousand (20,000).

         2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Acquiring Person" means, in connection with any Business Combination, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all of the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected, or, in the case of a capital reorganization or reclassification, the Company.

         "Acquisition Price" means (i) the Daily Market Price of the Common Stock on the date immediately preceding the date on which a Business Combination is consummated, or (ii) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the greater of (x) the price determined in accordance with the provisions of the foregoing clause (i) of this sentence and (y) the Daily Market Price on the date immediately preceding the acceptance of such offer by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock.

         "Articles" means the Restated Articles of Incorporation of the Company, as amended.

         "Average Market Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third Business Day before such reference date, but not greater than the average of the Daily Market Prices of the Common Stock for the five (5) Business Days ending on and including the twenty-eighth Business Day before such reference date.

         "Board" means the Board of Directors of the Company.

         "Business Combination" is defined in Section 6(F)(i).

         "Business Day" means any day on which the Common Stock may be traded on the NYSE, or if not admitted for trading on the NYSE, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

         "Cash Redemption Closing Date" is defined in Section 6(B)(ii).

         "Certificate of Rights and Preferences" means this Certificate of Rights and Preferences of the Series B-1 Preferred Stock.

         "Common Stock" means the Company's common stock, par value one dollar ($1.00) per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

         "Company" means Champion Enterprises, Inc., a Michigan corporation.

         "Conversion Closing Date" is defined in Section 6(A)(i).

         "Conversion Notice" is defined in Section 6(A)(i).

          "Conversion Price" means (i) until and excluding December 29, 2001, $15.93, and (ii) on and after December 29, 2001, one hundred and twenty percent (120%) of the Average Market Price calculated as of December 29, 2001; provided that the Conversion Price shall not be greater than $15.93 or less than seven dollars and fifty cents ($7.50), in each case subject to adjustment for stock splits, recombinations, stock dividends and the like.

         "Conversion Rate" means (i) the Stated Value of one share of Series B-1 Preferred Stock plus accrued and unpaid dividends divided by (ii) the Conversion Price.

         "Daily Market Price" means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Daily Market Price of the common stock of an Acquiring Person or its Parent under Section 6(F), the common stock of such Acquiring Person or such Parent), equal to (i) the daily volume-weighted average price on the NYSE or, if no such sale takes place on such date, the average of the closing bid and asked prices on the NYSE thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Company may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted to trading on the NYSE, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by the Board of Directors of the Company as of a date which is no more than ten (10) Business Days before and excluding the date as of which the determination is to be made.

         "Dividend Payment Date" is defined in Section 3(A).

         "Dividend Period" is defined in Section 3(A).

         "Dividend Rate" means a rate equal to five percent (5%) per annum times the Stated Value subject to Sections 3(E) and 3(F).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fletcher" means Fletcher International, Ltd. a company organized under the laws of Bermuda, together with its successors.

         "Holder" shall mean a holder of Series B-1 Preferred Stock.

         "Issue Date" means with respect to any shares of Series B-1 Preferred Stock the original date of issuance of such shares of Series B-1 Preferred Stock.

         "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B Preferred Shares (as defined in the Main Agreement), including but not limited to Common Stock, Series A Preferred Stock, and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Main Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Main Agreement,
(ii) with the approval of the Holders of a Majority of the Series B-1 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii).

         "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

         "Liquidation Preference" is defined in Section 4.

         "Main Agreement" means the Agreement dated as of June 29, 2001, between the Company and Fletcher pursuant to which twenty thousand (20,000) shares of Series B-1 Preferred Stock are to be issued by the Company, including all schedules and exhibits thereto.

         "Majority of the Series B-1 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series B-1 Preferred Stock.

         "NYSE" shall have the meaning set forth in the Main Agreement.

         "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series B-1 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series B-1 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

         "Parent" means, as to any Acquiring Person, any corporation that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if the Parent is required to file such a report) and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

         "Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series B-1 Preferred Stock including the Series C Preferred Stock and the Series B Preferred Shares (as defined in the Main Agreement).

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Preferred Stock" means the Company's preferred stock authorized pursuant to the provisions of the Articles.

         "Record Date" is defined in Section 3(A).

         "Redemption Amount" means a dollar amount for each share of the then-outstanding Series B-1 Preferred Stock redeemed by such Holder equal to the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such redemption.

         "Redemption Notice" is defined in Section 6(B)(i).

         "Redemption Notice Date" is defined in Section 6(B)(i).

         "Registered Common Stock" means Common Stock that has been registered under the Securities Act and is freely tradable.

         "Restatement" means that Champion adversely restates net income or shareholders' equity, in any material respect, in any portion of its financial statements as included in a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission in the form of an amendment thereto, press release, Form 8-K or any other method except as is required as a result of a change occurring after the date of the Main Agreement in (i) applicable law or (ii) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the Securities and Exchange Commission, which change is implemented by the Company in the manner and at the time prescribed by such law or such generally accepted accounting principle.

         "Restatement Conversion Price" means one hundred twenty percent (120%) of the Average Market Price calculated on the date ninety (90) days after and excluding the Restatement Date.

         "Restatement Date" means the most recent date on which a Restatement occurs.

         "Restatement Notice" means a written notice from Champion to Fletcher,
(i) stating the Restatement Date and (ii) including the documents in which the Restatement was publicly disclosed.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B-1 Preferred Stock.

         "Series A Preferred Stock" means the Series A Preferred Stock of the Company, the powers, designations, preferences and relative, participating, optional and other special rights of which are specified in the Articles.

         "Series B-1 Preferred Stock" means the Series B-1 Cumulative Convertible Preferred Stock of the Company or successor as contemplated by
Section 6(F)(ii).

         "Series C Preferred Stock" means the Series C Cumulative Convertible Preferred Stock of the Company or successor.

         "Series C Preferred Stock Agreement" means the Agreement by and between the Company and Fletcher International, Ltd. dated as of March 29, 2002 relating to the sale of Series C Preferred Stock and a warrant.

         "Stated Value" is an amount equal to one thousand dollars ($1,000) per share of Series B-1 Preferred Stock.

         "Stock Redemption Closing Date" is defined in Section 6(B)(iii).

         "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

         The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

         3. Dividends and Distributions.

                  (A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section
         3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on September 30, 2001. The period from the Issue Date to September 30, 2001, and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series B-1 Preferred Stock that is not outstanding on every day of the Dividend Period shall be prorated based on the number of days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding thirty (30) days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on a date designated by the Board, not exceeding thirty (30) days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty (360) day year.

                  (B) Dividends payable on the Series B-1 Preferred Stock may be paid, at the option of the Company, either in cash or by the issuance of Registered Common Stock, provided, however, that the Company's right to pay dividends on any Dividend Payment

         Date by the issuance of Registered Common Stock shall continue only so long as the number of shares of Common Stock issued and issuable under the Main Agreement (including one year of dividends from such Dividend Payment Date, assuming that all such dividends will be paid in shares of Common Stock as they accrue) and all previously issued and issuable shares of Common Stock and all issued and issuable but unconverted Series B Preferred Shares (as defined in the Main Agreement) (on an as-converted basis as of that date) does not exceed seventeen and one-half percent (17.5%) of the Original Number (as defined in the Main Agreement), or, if such number of shares exceeds seventeen and one-half percent (17.5%) of the Original Number and does not exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number, the Company has notified its shareholders of a shareholder's meeting for the purpose of voting on a Required Consent (as defined in the Main Agreement) in accordance with the Main Agreement and has used and is using its best efforts to obtain the Required Consent. Although it is the intent and view of the Company that the issuance of Common Stock with respect to Series B Preferred Shares (as defined in the Main Agreement) is to be treated as independent of any issuance of Common Stock with respect to Series C Preferred Stock, in the event any such issuances of Common Stock are deemed to be related pursuant to the listing requirements and rules of the NYSE by the NYSE, the provisions of this Section 3(B) (including, but not limited to, the obligation to obtain the Required Consent) shall be deemed to apply to the number of shares of Common Stock in the aggregate issued and issuable with respect to both the Series B Preferred Shares (as defined in the Main Agreement) and the Series C Preferred Stock. Subject to the foregoing, payments on any Dividend Payment Date shall be made in Registered Common Stock unless the Company notifies the Holders in writing of its intention to pay cash on or before, but no more than fifteen (15) days before, and including, the immediately preceding Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Average Market Price calculated as of such Dividend Payment Date; provided, however, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Average Market Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series B-1 Preferred Stock owned by a Holder.

                  (C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect, compounded quarterly on each subsequent Dividend Payment Date. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty (360) day year.

                  (D) So long as any shares of the Series B-1 Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities, (ii) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series B Preferred Shares (as defined in the Main Agreement) and the dividends paid on the Series C Preferred Stock and (iii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case (x) all dividends to which the Holders of the Series B-1 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends for the subsequent four Dividend Periods shall have been designated and set aside and (y) a dividend (including the amount of any dividends paid pursuant to the provisions of Section 3(A)) is paid with respect to all outstanding shares of Series B-1 Preferred Stock in an amount for each such share of Series B-1 Preferred Stock equal to the aggregate amount of such dividend for the number of shares of Common Stock equal to (i) the Stated Value plus any accrued but unpaid dividends as of the record date of such dividend divided by (ii) the Conversion Price (or in the event of a Restatement, the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) on such record date (or, if such record date is not a Business Day, the last Business Day preceding such record date).

                  (E) Whenever, at any time or times, dividends payable on any Series B Preferred Share (as defined in the Main Agreement) or any share of Series C Preferred Stock shall be in arrears in an aggregate amount greater than two (2) quarterly dividends, the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date that all accrued and unpaid dividends shall have been declared and paid in full.

                  (F) Whenever, at any time or times (i) an Issuance Blockage (as defined in the Main Agreement or in the Series C Preferred Stock Agreement) shall exist at any time ninety (90) calendar days after and excluding the date of the first Excess Rights Notice (as defined in the Main Agreement or in the Series C Preferred Stock Agreement) or (ii) the Company shall fail to redeem any Series B Preferred Shares (as defined in the Main Agreement) or any shares of Series C Preferred Stock for cash by the date it is obligated to do so under Section 6(B) hereof or under Section 6(B) of any Subsequent Certificates of Rights and Preferences (as defined in the Main Agreement) or the Certificate of Rights and Preferences of the Series C Preferred and such failure to pay cash is ongoing, then (x) the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date as the circumstances described in clause (i) and (ii) no longer exist and (y) all dividends payable with respect to such periods shall be paid in additional shares of Series B-1 Preferred Stock.

         4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series B-1 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B-1 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation and no more and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series B-1 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the date of such Liquidation (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series B-1 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series B-1 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series B-1 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series B-1 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) days prior to the payment date stated therein, to the Holders of record of the Series B-1 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

         5. Voting Rights. The Holders shall have the following voting rights with respect to the Series B-1 Preferred Stock:

                  (A) Each share of Series B-1 Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

                  (B) The consent of the Holders of at least a Majority of the Series B-1 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

                           (i) amend, alter or repeal any of the provisions of
                  the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to:

                                    A. change any of the rights, preferences or
                           privileges of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

                                             1. Reduce the Dividend Rate on the
                                    Series B-1 Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series B-1 Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

                                             2. Reduce the amount payable to the
                                    holders of the Series B-1 Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series B-1 Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

                                             3. Make the Series B-1 Preferred
                                    Stock redeemable at the option of the
                                    Company, except as provided in Section 6 hereof.

                                    B. authorize, create or issue any shares of
                           Parity Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities) on any date before and excluding January 4, 2003, when there shall be issued and outstanding Series B Preferred Shares (as defined in the Main Agreement) with an aggregate Redemption Amount of at least twenty million dollars ($20,000,000).

                           (ii) permit any Subsidiary of the Company to issue or
                  sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any Capital Stock of such Subsidiary; or

                           (iii) increase or decrease (other than by redemption
                  or conversion) the total number of authorized shares of Preferred Stock or amend any provisions of any Parity Securities or Senior Securities so as to make such Parity Securities or Senior Securities redeemable by the Company.

                           (iv) Notwithstanding the foregoing, so long as the
                  Company complies with the requirements of Section 6(F) of this Certificate of Rights and Preferences and Section 11 of the Main Agreement, with respect to a Business Combination, such Business Combination shall not be deemed to alter or change the powers, preferences or rights of the Series B-1 Preferred Stock in any manner.

         6. Conversion and Redemption.

                  (A) Procedure for Conversion.

                           (i) Shares of Series B-1 Preferred Stock are
                  convertible into Registered Common Stock (or, at the sole option of the Holder, unregistered Common Stock) at the Conversion Rate per share (in the event of a Restatement, for purposes of calculating the Conversion Rate, the Conversion Price shall equal the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) at the option of the Holder thereof at any time, from time to time, in whole or in part. The conversion of shares of Series B-1 Preferred Stock at the option of the Holder may be effected by delivering a duly executed written Preferred Stock Conversion Notice, in form and substance as attached to the Main Agreement as Annex G (the "Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Company's address set forth in Section 20 of the Main Agreement. The closing of such exercise shall take place (a) on the second Business Day following and excluding the date the Conversion Notice is delivered, (b) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the exercising Holder and the Company mutually agree (the "Conversion Closing Date").

                           (ii) It shall be a condition of the converting
                  Holder's obligation to close that each of the following are satisfied, unless waived by such Holder:

                                    A. (1) the representations and warranties
                           made by the Company in the Main Agreement shall be true and correct as of the Conversion Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such conversion shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                                    B. On the Conversion Closing Date, the
                           Company shall have delivered to the Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                                    C. As of the Conversion Closing Date, the
                           Company shall have delivered to the Holder all Restatement Notices required to be delivered following a Restatement.

         The Company shall use its commercially reasonable efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived prior to the third Business Day following and excluding the date the Conversion Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice at any time.

                           (iii) Each conversion of Series B-1 Preferred Stock
                  shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Conversion Notice is delivered as provided in Section 6(A)(i), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided in Section 6(A)(iv) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

                           (iv) On the Conversion Closing Date, the Holder shall
                  surrender the certificate representing the shares of Series B-1 Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder is entitled upon such conversion.

                           (v) On the Conversion Closing Date, the Company at
                  its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder whose Series B-1 Preferred Stock is being converted via book-entry transfer (if available to the Company), or if such Holder shall direct, at such address specified by the Holder via reputable overnight courier, one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder shall be entitled upon such conversion, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the date of such conversion, and, in case such conversion is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred

                  Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series B-1 Preferred Stock which have not been converted into Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) upon such conversion.

                           (vi) The Company shall deliver a Restatement Notice
                  to the Holder no later than two (2) days after and excluding each Restatement Date.

         (B)      Procedure for Redemption.

                  (i) Redemption of the Series B-1 Preferred Stock shall occur under any of the following circumstances:

                           A. At any time on or after the Initial Closing Date
                  (as defined in the Series C Preferred Stock Agreement), a Holder of Series B-1 Preferred Stock may require the Company to redeem any or all shares of Series B-1 Preferred Stock held by such Holder by delivering an optional redemption notice to the Company substantially in the form attached as Annex C to the Main Agreement (a "Redemption Notice"). The date such Redemption Notice is delivered shall be the "Redemption Notice Date". All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii). The Holder may not redeem Series B Preferred Shares (as defined in the Main Agreement) and Series C Preferred Stock with an aggregate Redemption Amount greater than thirty million dollars ($30 million) in any twelve-month period. In the event that the aggregate value of the Common Stock to be received by a Holder pursuant to this Section 6(B)(i)(A) is less than the amount such Holder would have received upon redemption if such Holder had converted the Series B-1 Preferred Stock subject to the Redemption Notice into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the Redemption Notice Date (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock with an aggregate value equivalent to such amount in lieu of the amount of Common Stock that would otherwise be issuable pursuant to this
                  Section 6(B)(i)(A).

                           B. On March 29, 2004, the Company shall redeem all of
                  the Series B-1 Preferred Stock held by all Holders. All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii), unless the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects to redeem such shares for cash. In the event that the aggregate value of the Common Stock and cash, if any, to be received by a Holder pursuant to this Section 6(B)(i)(B) is less than the amount such Holder would have received upon redemption if such Holder had converted all of such Holder's Series B-1 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding March 29, 2004 (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock and cash, if any, pursuant to Section 6(B)(ii) or Section 6(B)(iii), as the case may be, with an aggregate value equivalent to such amount in lieu of the amount of Common Stock and cash, if any, that would otherwise be issuable pursuant to this Section 6(B)(i)(B).
                  (ii) In connection with a redemption under Section 6(B)(i)(B),

         if the Company is permitted under the terms of its then outstanding credit facilities and elects in a writing substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before February 23, 2004 (the "Redemption Reference Date") to redeem such shares for cash, then (a) such shares shall be redeemed for cash, (b) the closing of such redemption shall take place on the second Business Day after and excluding the end of the calendar quarter in which the Redemption Reference Date occurs, provided that if the Redemption Reference Date is less than thirty (30) days before and excluding the end of such calendar quarter, then such closing shall occur on the thirtieth (30th) day after and excluding the Redemption Reference Date, unless otherwise agreed in writing by the Company and the redeeming Holder (or, in the case of a cash redemption pursuant to Section 6(B)(i)(B), by March 29, 2004) (each such date, a "Cash Redemption Closing Date") and (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series B-1 Preferred Stock shall be for cash. At such closing, the Holder shall surrender the certificate representing the shares of Series B-1 Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and the Company shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the aggregate Redemption Amount of such shares calculated as of the Cash Redemption Closing Date. In the case of a cash redemption pursuant to Section 6(B)(i)(B), if the Company acting in good faith is unable to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date and certifies such circumstance in a writing signed by the Chief Executive Officer and the Chief Financial Officer of the Company that is delivered to the Holder before the Cash Redemption Closing Date, then
         (x) (without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) the Company may redeem such shares for Registered Common Stock as set forth in Section 6(B)(iii), (y) the Stock Redemption Closing Date shall be the thirty-fifth (35th) calendar day after and excluding the date on which the Holder receives such notice (provided that the Holder may, by written notice to the Company, accelerate this date to the second (2nd) Business Day after and excluding the date the Company receives notice from such Holder), and (z) the rights of the Holder under this Certificate of Rights and Preferences (other than the accrual of dividends under Section 3 and the right to receive consideration for redemption as set forth herein) shall cease as of March 29, 2004 (provided that if the Company fails to redeem such shares on the Stock Redemption Closing Date provided above, then all such rights shall be reinstated in full). In the case of redemptions pursuant to Section 6(B)(i)(A) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to (1) withdraw the Redemption Notice by written notice to the Company and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. In the case of redemptions pursuant to Section 6(B)(i)(B) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. If such redemption is for only part of the shares represented by the certificate surrendered, the Company shall send a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series B-1 Preferred Stock which have not been redeemed via reputable overnight courier to such address specified by the Holder.

                  (iii) If the Holder elects to redeem pursuant to Section 6(B)(i)(A) hereof or if the Company fails to timely elect cash redemption as set forth in Section 6(B)(ii), then (a) all such shares shall be redeemed for Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock), and (b) the closing of such redemption shall take place on, in the case of a redemption pursuant to Section 6(B)(i)(A), the seventh Business Day after and excluding the Redemption Notice Date, or, in the case of a redemption pursuant to Section 6(B)(i)(B), on March 29, 2004, or in either case on such other date as the Company and such Holder agree in writing (the "Stock Redemption Closing Date"). At such closing, the Holder shall surrender the certificate representing the shares of Series B-1 Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement and the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder whose Series B-1 Preferred Stock is being redeemed via book-entry transfer (if available to the Company), the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock in which case all references to Registered Common Stock in this

         Section 6(B)(iii) shall be to unregistered Common Stock, but only with respect to the shares of Common Stock subject to such Redemption Notice) to which such Holder shall be entitled upon such redemption, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the Stock Redemption Closing Date, and, in case such redemption is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face thereof for the number of shares of Series B-1 Preferred Stock which have not been redeemed. The number of shares of Registered Common Stock to be delivered at such closing shall equal the quotient of (x) the aggregate Redemption Amount of the shares of Series B-1 Preferred Stock being redeemed (calculated as of the Stock Redemption Closing Date) divided by (y) the greater of
         (1) the lesser of (A) the Average Market Price calculated as of the Redemption Notice Date or the Redemption Reference Date, as applicable,
         (B) in the case of elections pursuant to Section 6(B)(i)(B) only (and not in the case of elections pursuant to Section 6(B)(i)(A)), if the Company fails to deliver an election to redeem such shares for cash by the Redemption Reference Date, the Daily Market Price on the fifth
         (5th) Business Day immediately preceding the Stock Redemption Closing Date and (2) in the case of redemptions pursuant to Section 6(B)(i)(A) only (and not in case of redemption pursuant to Section 6(B)(i)(B)), an amount equal to the product of (a) the quotient of six dollars divided by eight dollars and fifty cents ($6.00/$8.50) times (b) the Main Agreement Date Price (as defined in the Certificate of Rights and Preferences of Series C Cumulative Convertible Preferred Stock). It shall be a condition of the redeeming Holder's obligation to close that each of the following are satisfied, unless waived by such Holder:

                           A. (1) the representations and warranties made by the
                  Company in the Main Agreement shall be true and correct as of the Stock Redemption Closing Date, except that those representations and warranties which only address matters on a particular date shall only be true and correct as of such date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such redemption shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1),
                  (2) and (3).

                           B. On the Stock Redemption Closing Date, the Company
                  shall have delivered to the Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c),
                  (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                           C. There shall not exist an Issuance Blockage (as
                  defined in the Main Agreement) and the issuance of Common Stock shall not cause the Company to exceed the Maximum Number (as defined in the Main Agreement).

         The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived on or before the Stock Redemption Closing Date, then the Holder may, at its sole option, and at any time, (1) withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) elect cash redemption as set forth in Section 6(B)(ii), in which case, the Cash Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of its election for cash redemption to the extent permitted under the terms of the Company's credit facilities set forth in Champion's SEC Filings (as defined in the Main Agreement) made on or before the date of the Main Agreement and excluding any subsequent amendments or extensions thereto.

         (C) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required under the Main Agreement.

         (D) The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series B-1 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series B-1 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series B-1 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B-1 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

         (E) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series B-1 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series B-1 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series B-1 Preferred Stock so surrendered.

         (F)      Business Combinations.

                  (i) In case the Company after the date of the Main Agreement is party to (a) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or Other Securities (other than a reorganization or reclassification in which the Common Stock or Other Securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Company immediately prior to such transaction own the Common Stock, Other Securities or other voting stock of the Company in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Business Combination"), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series B-1 Preferred Stock, upon conversion or redemption hereof at any time after the consummation of such Business Combination, shall be entitled to receive upon such conversion or redemption, in lieu of the cash, Common Stock or Other Securities issuable upon such conversion or redemption prior to such consummation, any of the following, as shall be elected, in whole or in part, from time to time, by such Holder:

                           A. the stock and other securities, cash and property
                  to which such Holder would have been entitled upon such consummation if such Holder had converted such Series B-1 Preferred Stock immediately prior thereto;

                           B. the stock and other securities, cash and property
                  to which such Holder would have been entitled upon such consummation if (i) such Holder had elected redemption of such Series B-1 Preferred Stock, with the Redemption Notice Date occurring immediately prior thereto (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) and (ii) the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto

                           C. the number of shares of common stock of the
                  Acquiring Person or its Parent, at the election of the Holder, determined by dividing (A) the amount equal to the product obtained by multiplying (1) the number of shares of the Company's Common Stock (or Other Securities) to which such Holder would have been entitled had such holder converted such Series B-1 Preferred Stock immediately prior to such consummation, times (2) the greater of the Acquisition Price and the Conversion Price in effect on the Business Day immediately preceding the date of such consummation, by (B) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation;

                           D. the number of shares of common stock of the
                  Acquiring Person or its Parent, at the election of the Holder, determined by dividing (A) the aggregate Redemption Amount of such shares of Series B-1 Preferred Stock by (B) the lesser of
                  (1) the Average Market Price of the common stock of the Acquiring Person or its Parent, as the case may be, calculated as of the date the Business Combination is consummated, and
                  (2) the quotient of (a) the product of (i) the Conversion Price (but if before such consummation the Company shall combine, subdivide or reclassify its Common Stock, shall declare any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting such shares, this amount shall be adjusted to the extent appropriate to reflect such event or events) and (ii) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation divided by (b) the Daily Market Price per share of the Company's Common Stock on the Business Day immediately preceding the date of such consummation. The foregoing notwithstanding, if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the conversion or redemption price in this clause (D) shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth in the previous sentence; or

                           E. cash in an amount equal to one hundred
                  thirty-three percent (133%) of the aggregate Redemption Amount of such shares of Series B-1 Preferred Stock;

                  provided, that if the Company delivers to such Holder a written notice in the form of Annex K to the Main Agreement (a "Business Combination Restriction Notice") no later than the fifteenth (15th) calendar day after and excluding the date on which the proposed Business Combination is first publicly disclosed and no later than the fifteenth (15th) calendar day before and excluding the closing date of such Business Combination, then in lieu of clauses (A), (B), (C), (D) and
                  (E) above and all other rights and preferences under this Certificate of Rights and Preferences, the Holder shall receive, on such closing date, in exchange for the shares of Series B-1 Preferred Stock then held by such Holder, (1) the stock and other securities, cash and property to which such Holder would have been entitled upon such closing date if such Holder had, (a) converted such Series B-1 Preferred Stock immediately prior to such closing date or (b) redeemed (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) such Series B-1 Preferred Stock effective upon such closing date, calculated as if the Redemption Notice Date occurred immediately prior to such closing date and the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto (the selection of (a) or (b) shall be made by such Holder in its sole discretion by written notice delivered to the Company no later than the third (3rd) Business Day before and including such closing date; provided that such Holder may change such election at any time if any material change shall occur in (i) the closing date, (ii) the consideration deliverable to Common Stock holders in such Business Combination, (iii) the Acquisition Price, or (iv) any material term or condition of such Business Combination) and (2) in addition to all consideration received by such Holder under clause (1) above, cash equal to the product of (x) the aggregate Redemption Amount of such shares of Series B-1 Preferred Stock multiplied by (y) the Merger Adjustment Percentage and provided further, that if such Holder converts or redeems shares of Series B-1 Preferred Stock on or after the date of delivery of the Business Combination Restriction Notice and before the date of closing of such Business Combination, then in addition to the stock and other securities, cash and property that such Holder has received, or is entitled to receive, upon the conversion or redemption of such shares, such Holder shall be entitled to receive upon the date of closing of such Business Combination the cash amount described in clause (2) above (but not the stock and other securities, cash and property described in clause (1) above) with respect to all such previously converted or redeemed shares. The "Merger Adjustment Percentage" shall equal the product of the Merger Payment Percentage multiplied by a fraction the numerator of which shall be the number of days remaining until the seventh (7th) anniversary of the Issue Date and the denominator of which shall be two thousand five hundred and twenty (2,520); provided that the Merger Adjustment Percentage shall not be less than zero percent (0%). The "Merger Payment Percentage" shall equal (A) fifty percent (50%) minus (B) the product of
                  (1) ten percent (10%) multiplied by (2) the quotient (which shall not be less than zero percent (0%)) of (x) the Acquisition Price in effect on the Business Day immediately preceding the date of such consummation minus the Conversion Price in effect on the Business Day immediately preceding the date of such consummation divided by (y) the

                  Conversion Price in effect on the Business Day immediately preceding the date of such consummation.

                           (ii) Notwithstanding anything contained herein or in
                  the Main Agreement to the contrary, the Company will not effect any Business Combination unless the requirements of
                  Section 11 of the Main Agreement have been met and unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon conversion of Series B-1 Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of a Majority of the Series B-1 Preferred Stock, (A) the obligations of the Company under this Certificate of Rights and Preferences (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Rights and Preferences) and (B) the obligation to deliver to the Holders of Series B-1 Preferred Stock such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6(F), such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to Holders of a Majority of the Series B-1 Preferred Stock, stating that the rights of such Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect and the terms hereof, including, without limitation, all of the provisions of this Section 6(F) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any conversion of Preferred Stock or exercise of any rights pursuant hereto.

         7. Status of Converted and Redeemed Shares; Limitations on Series B-1 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series B-1 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series B-1 Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series B-1 Preferred Stock. The Company will not issue any further shares of Series B-1 Preferred Stock. Except for redemptions pursuant to Section 6(B), the Company shall have no right to redeem the shares of Series B-1 Preferred Stock without the consent of a Majority of the Holders.

                      CERTIFICATE OF RIGHTS AND PREFERENCES
                                       OF

                 SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                           CHAMPION ENTERPRISES, INC.

                            CERTIFICATE OF RESOLUTION

         Pursuant to Section 450.1302 of the Michigan Business Corporation Act, CHAMPION ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Michigan, hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company on March 29, 2002 pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, which authorizes the issuance of up to Five Million (5,000,000) shares of preferred stock, no par value.

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series C Cumulative Convertible Preferred Stock, no par value, which shall consist of Thirty-Five Thousand (35,000) of the Five Million (5,000,000) shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

         1. Number. The number of shares constituting the Series C Cumulative Convertible Preferred Stock shall be Thirty-Five Thousand (35,000).

         2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Acquiring Person" means, in connection with any Business Combination, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all of the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected, or, in the case of a capital reorganization or reclassification, the Company.

         "Acquisition Price" means (i) the Daily Market Price of the Common Stock on the date immediately preceding the date on which a Business Combination is consummated, or (ii) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the greater of (x) the price determined in accordance with the provisions of the foregoing clause (i) of this sentence and (y) the Daily Market Price on the date immediately preceding the acceptance of such offer by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock.

         "Articles" means the Restated Articles of Incorporation of the Company, as amended.

         "Average Market Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third Business Day before such reference date, but not greater than the average of the Daily Market Prices of the Common Stock for the five (5) Business Days ending on and including the twenty-eighth Business Day before such reference date.

         "Board" means the Board of Directors of the Company.
         "Business Combination" is defined in Section 6(F)(i).

         "Business Day" means any day on which the Common Stock may be traded on the NYSE, or if not admitted for trading on the NYSE, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

         "Cash Redemption Closing Date" is defined in Section 6(B)(ii). "Certificate of Rights and Preferences" means this Certificate of
Rights and Preferences of the Series C Preferred Stock.

         "Common Stock" means the Company's common stock, par value one dollar ($1.00) per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

         "Company" means Champion Enterprises, Inc., a Michigan corporation. "Conversion Closing Date" is defined in Section 6(A)(i).
         "Conversion Notice" is defined in Section 6(A)(i).

         "Conversion Price" means (i) until and excluding June 29, 2003, $9.6295, and (ii) on and after June 29, 2003, one hundred fifteen percent (115%) of the Average Market Price calculated as of June 29, 2003; provided that the Conversion Price shall not be greater than $10.8332 or less than an amount equal to the product of (a) the quotient of six dollars divided by eight dollars and fifty cents ($6.00/$8.50) times (b) the Main Agreement Date Price, in each case subject to adjustment for stock splits, recombinations, stock dividends and the like.

         "Conversion Rate" means (i) the Stated Value of one share of Series C Preferred Stock plus accrued and unpaid dividends divided by (ii) the Conversion Price.

         "Daily Market Price" means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Daily Market Price of the common stock of an Acquiring Person or its Parent under Section 6(F), the common stock of such Acquiring Person or such Parent), equal to (i) the daily volume-weighted average price on the NYSE or, if no such sale takes place on such date, the average of the closing bid and asked prices on the NYSE thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Company may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted to trading on the NYSE, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by the Board of Directors of the Company as of a date which is no more than ten (10) Business Days before and excluding the date as of which the determination is to be made.

         "Dividend Payment Date" is defined in Section 3(A).
         "Dividend Period" is defined in Section 3(A).

         "Dividend Rate" means a rate equal to five percent (5%) per annum times the Stated Value subject to Sections 3(E) and 3(F).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fletcher" means Fletcher International, Ltd. a company organized under the laws of Bermuda, together with its successors.

         "Holder" shall mean a holder of Series C Preferred Stock.

         "Issue Date" means with respect to any shares of Series C Preferred Stock the original date of issuance of such shares of Series C Preferred Stock.

         "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series C Preferred Stock, including but not limited to Common Stock, Series A Preferred Stock, and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Main Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Main Agreement and the Prior Agreement, (ii) with the approval of the Holders of a Majority of the Series C Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii).

         "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

         "Liquidation Preference" is defined in Section 4.

         "Main Agreement" means the Agreement dated as of March 29, 2002 between the Company and Fletcher pursuant to which up to thirty-five thousand (35,000) shares of Series C Preferred Stock and a warrant are to be issued by the Company, including all Schedules and Exhibits thereto.

         "Main Agreement Date Price" means $8.0246.

         "Majority of the Series C Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series C Preferred Stock.

         "NYSE" shall have the meaning set forth in the Main Agreement.

         "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series C Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series C Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

         "Parent" means, as to any Acquiring Person, any corporation that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if the Parent is required to file such a report) and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

         "Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series C Preferred Stock, including the Series B Preferred Shares (as defined in the Prior Agreement).

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Preferred Stock" means the Company's preferred stock authorized pursuant to the provisions of the Articles.

         "Prior Agreement" means the Agreement dated as of June 29, 2001, between the Company and Fletcher pursuant to which twenty thousand (20,000) shares of Series B-1 Preferred Stock and the right to purchase up to an additional twelve thousand (12,000) shares of Series B Preferred Stock have been issued by the Company, including all Schedules and Exhibits thereto.

         "Record Date" is defined in Section 3(A).

         "Redemption Amount" means a dollar amount for each share of the then-outstanding Series C Preferred Stock redeemed by such Holder equal to the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such redemption.

         "Redemption Notice" is defined in Section 6(B)(i).

         "Redemption Notice Date" is defined in Section 6(B)(i).

         "Registered Common Stock" means Common Stock that has been registered under the Securities Act and is freely tradable.

         "Restatement" means that Champion adversely restates net income or shareholders' equity, in any material respect, in any portion of its financial statements as included in a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission in the form of an amendment thereto, press release, Form 8-K or any other method except as is required as a result of a change occurring after the date of the Main Agreement in (i) applicable law or (ii) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the Securities and Exchange Commission, which change is implemented by the Company in the manner and at the time prescribed by such law or such generally accepted accounting principle.

         "Restatement Conversion Price" means one hundred fifteen percent (115%) of the Average Market Price calculated on the date ninety (90) days after and excluding the Restatement Date.

         "Restatement Date" means the most recent date on which a Restatement occurs.

         "Restatement Notice" means a written notice from Champion to Fletcher,
(i) stating the Restatement Date and (ii) including the documents in which the Restatement was publicly disclosed.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series C Preferred Stock.

         "Series A Preferred Stock" means the Series A Preferred Stock of the Company, the powers, designations, preferences and relative, participating, optional and other special rights of which are specified in the Articles.

         "Series B-1 Preferred Stock" means the Series B-1 Cumulative Convertible Preferred Stock of the Company. The powers, designations, preferences and relative, participating, optional and other special rights are specified in the First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock.

         "Series C Preferred Stock" means the Series C Cumulative Convertible Preferred Stock of the Company or successor as contemplated by Section 6(F)(ii).

         "Stated Value" is an amount equal to one thousand dollars ($1,000) per share of Series C Preferred Stock.

         "Stock Redemption Closing Date" is defined in Section 6(B)(iii).

         "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

         The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

         3. Dividends and Distributions.

                 (A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section
         3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on June 30, 2002. The period from the Issue Date to June 30, 2002, and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series C Preferred Stock that is not outstanding on every day of the Dividend Period shall be prorated based on the number of days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding thirty (30) days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on a date designated by the Board, not exceeding thirty (30) days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding

         Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty
         (360) day year.

                 (B) Dividends payable on the Series C Preferred Stock may be paid, at the option of the Company, either in cash or by the issuance of Registered Common Stock, provided, however, that the Company's right to pay dividends on any Dividend Payment Date by the issuance of Registered Common Stock shall continue only so long as the number of shares of Common Stock issued and issuable under the Main Agreement (including one year of dividends from such Dividend Payment Date, assuming that all such dividends will be paid in shares of Common Stock as they accrue) and all previously issued and issuable shares of Common Stock (including shares issued or issuable following exercise of the warrant issued pursuant to the Main Agreement), all issued and issuable but unconverted Series C Preferred Stock (on an as-converted basis as of that date) does not exceed seventeen and one-half percent (17.5%) of the Original Number (as defined in the Main Agreement), or, if such number of shares exceeds seventeen and one-half percent (17.5%) of the Original Number and does not exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number, the Company has notified its shareholders of a shareholder's meeting for the purpose of voting on a Required Consent (as defined in the Main Agreement) in accordance with the Main Agreement and has used and is using its best efforts to obtain the Required Consent. Although it is the intent and view of the Company that the issuance of Common Stock with respect to the Series C Preferred Stock is to be treated as independent of any issuance of Common Stock with respect to the Series B Preferred Shares (as defined in the Main Agreement), in the event any such issuances of Common Stock are deemed to be related pursuant to the listing requirements and rules of the NYSE by the NYSE, the provisions of this
         Section 3(B) (including, but not limited to, the obligation to obtain the Required Consent) shall be deemed to apply to the number of shares of Common Stock in the aggregate issued and issuable with respect to both the Series C Preferred Stock and the Series B Preferred Shares (as defined in the Prior Agreement). Subject to the foregoing, payments on any Dividend Payment Date shall be made in Registered Common Stock unless the Company notifies the Holders in writing of its intention to pay cash on or before, but no more than fifteen (15) days before, and including, the immediately preceding Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Average Market Price calculated as of such Dividend Payment Date; provided, however, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Average Market Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series C Preferred Stock owned by a Holder.

                 (C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect, compounded quarterly on each subsequent Dividend Payment Date. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty (360) day year.

                 (D) So long as any shares of the Series C Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities, (ii) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series B Preferred Shares (as defined in the Prior Agreement)) (iii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, with the exception of the Series B Preferred Shares (as defined in the Prior Agreement), unless in each such case (x) all dividends to which the Holders of the Series C Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends for the subsequent four Dividend Periods shall have been designated and set aside and (y) a dividend (including the amount of any dividends paid pursuant to the provisions of Section 3(A)) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to the aggregate amount of such dividend for the number of shares of Common Stock equal to (i) the Stated Value plus any accrued but unpaid dividends as of the record date of such dividend divided by (ii) the Conversion Price (or in the event of a Restatement, the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) on such record date (or, if such record date is not a Business Day, the last Business Day preceding such record date).

                 (E) Whenever, at any time or times, dividends payable on any Series B Preferred Share (as defined in the Prior Agreement) or any share of Series C Preferred Stock shall be in arrears in an aggregate amount greater than two (2) quarterly dividends, the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date that all accrued and unpaid dividends shall have been declared and paid in full.

                 (F) Whenever, at any time or times (i) an Issuance Blockage (as defined in the Main Agreement or the Prior Agreement) shall exist at any time ninety (90) calendar days after and excluding the date of the first Excess Rights Notice (as defined in the Main Agreement or the Prior Agreement) or (ii) the Company shall fail to redeem any shares of Series C Preferred Stock or any Series B Preferred Shares (as defined in the Prior Agreement) for cash by the date it is obligated to do so under Section 6(B) hereof or of the First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock or any Subsequent Certificates of Rights and

         Preferences (as defined in the Prior Agreement) and such failure to pay cash is ongoing, then (x) the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date as the circumstances described in clause (i) and (ii) no longer exist and (y) all dividends payable with respect to such periods shall be paid in additional shares of Series C Preferred Stock.

         4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series C Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series C Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation and no more and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series C Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the date of such Liquidation (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date) (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series C Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series C Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series C Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series C Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) days prior to the payment date stated therein, to the Holders of record of the Series C Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

         5. Voting Rights. The Holders shall have the following voting rights with respect to the Series C Preferred Stock:

                 (A) Each share of Series C Preferred Stock shall entitle the holder thereof to the voting rights specified in Section 5(B) and no other voting rights except as required by law.

                 (B) The consent of the Holders of at least a Majority of the Series C Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

                 (i) amend, alter or repeal any of the provisions of the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to:

                         A. change any of the rights, preferences or privileges
                  of Holders. Without limiting the generality of the preceding sentence, such change includes any action that would:

                                  1. Reduce the Dividend Rate on the Series C
                         Preferred Stock, or make such dividends non-cumulative, or defer the date from which dividends will accrue, or cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of Series C Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Company;

                                  2. Reduce the amount payable to the holders of
                         the Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company, or change the relative seniority of the liquidation preferences of the holders of the Series C Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Company;

                                  3. Make the Series C Preferred Stock
                         redeemable at the option of the Company, except as provided in Section 6 hereof.

                         B. authorize, create or issue any shares of Parity
                  Securities or Senior Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities) on any date before and excluding September 29, 2003, when there shall be issued and outstanding Series C Preferred Stock (as defined in the Main Agreement) with an aggregate Redemption Amount of at least twenty-five million dollars ($25,000,000).

                  (ii) permit any Subsidiary of the Company to issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any Capital Stock of such Subsidiary; or

                  (iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock or amend any provisions of any Parity Securities or Senior Securities so as to make such Parity Securities or Senior Securities redeemable by the Company.

                  (iv) Notwithstanding the foregoing, so long as the Company complies with the requirements of Section 6(F) of this Certificate of Rights and Preferences and Section 11 of the Main Agreement, with respect to a Business Combination, such Business Combination shall not be deemed to alter or change the powers, preferences or rights of the Series C Preferred Stock in any manner.

         6. Conversion and Redemption.

              (A) Procedure for Conversion.

                     (i) Shares of Series C Preferred Stock are convertible into
              Registered Common Stock (or, at the sole option of the Holder, unregistered Common Stock) at the Conversion Rate per share (in the event of a Restatement, for purposes of calculating the Conversion Rate, the Conversion Price shall equal the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) (i) at the option of the Holder thereof at any time, from time to time, in whole or in part, and (ii) at the option of the Company any time on or after March 29, 2004 for all but not less than all of the shares of Series C Preferred Stock if (x) the Average Market Price exceeds the Ceiling Percentage multiplied by the Conversion Price on at least thirty (30) consecutive Business Days and (y) the Company has sufficient Registered Common Stock to deliver to the Holder or Holders upon the closing of such conversion. The "Ceiling Percentage" shall initially be two hundred percent (200%) and shall decline by five percent (5%) (i.e., to 195%, 190%, etc.) for each three-month-period that passes after March 29, 2004. The conversion of shares of Series C Preferred Stock at the option of the Holder may be effected by delivering a duly executed written Preferred Stock Conversion Notice, in form and substance as attached to the Main Agreement as Annex G (the "Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Company's address set forth in Section 20 of the Main Agreement. The closing of such exercise shall take place (a) on the second Business Day following and excluding the date the Conversion Notice is delivered, (b) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the exercising Holder and the Company mutually agree (the "Conversion Closing Date"). Conversion of shares of Series C Preferred Stock at the option of the Company may be effected by delivering a duly executed written notice to all Holders substantially in the form attached as Annex J to the Main Agreement (the "Two Year Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Holder's address set forth in Section 20 of the Main Agreement; the Conversion Closing Date shall be (a) the twenty-fifth Business Day after and excluding the date the Two Year Conversion Notice is delivered to the Holders, (b) such later date as the conditions set forth in
              Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the Company and the Holders mutually agree; such conversion shall apply to only those shares of Series C Preferred Stock still outstanding on such Conversion Closing Date.

                     (ii) It shall be a condition of the converting Holder's
              obligation to close that each of the following are satisfied, unless waived by such Holder:

                             A. (1) the representations and warranties made by
                     the Company in the Main Agreement shall be true and correct as of the Conversion Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date;

                     (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such conversion shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                             B. On the Conversion Closing Date, the Company
                     shall have delivered to the Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                             C. As of the Conversion Closing Date, the Company
                     shall have delivered to the Holder all Restatement Notices required to be delivered following a Restatement.

         The Company shall use its commercially reasonable efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived prior to the third Business Day following and excluding the date the Conversion Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice at any time.

                  (iii) Each conversion of Series C Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Conversion Notice is delivered as provided in Section 6(A)(i) (or, in the case of the Two Year Conversion Notice the related Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided in
              Section 6(A)(iv) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

                  (iv) On the Conversion Closing Date, the Holder shall
              surrender the certificate representing the shares of Series C Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder is entitled upon such conversion.

                  (v) On the Conversion Closing Date, the Company at its expense
              (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder whose Series C Preferred Stock is being converted via book-entry transfer (if available to the Company), or if such Holder shall direct, at such address specified by the Holder via reputable overnight courier, one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder shall be entitled upon such conversion, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the date of such conversion, and, in case such conversion is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Series C Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock which have not been converted into Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) upon such conversion.

                  (vi) The Company shall deliver a Restatement Notice to the
              Holder no later than two (2) days after and excluding each Restatement Date.

              (B) Procedure for Redemption.

                  (i) Redemption of the Series C Preferred Stock shall occur under any of the following circumstances:

                         A. At any time on or after March 29, 2004, a Holder of
                  Series C Preferred Stock may require the Company to redeem any or all shares of Series C Preferred Stock held by such Holder by delivering an optional redemption notice to the Company substantially in the form attached as Annex C to the Main Agreement (a "Redemption Notice"). The date such Redemption Notice is delivered shall be the "Redemption Notice Date". All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii); provided, that, if the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects in writing within five (5) Business Days of the first Redemption Notice Date hereunder to redeem Series C Preferred

                  Stock for cash, the Company shall deliver (x) the number of shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) that would have been issuable to such Holder had such Holder elected on the Redemption Notice Date to convert such shares of Series C Preferred Stock pursuant to Section 6(A)(i), in the manner provided in Section 6(B)(iii) and (y) cash in the manner provided in Section 6(B)(ii) equal to the product of (a) the Daily Market Price as of the Redemption Notice Date times (b) the amount, if any, by which (i) the number of shares of Common Stock to which such Holder would otherwise be entitled to receive on the date the Company elected cash redemption pursuant to Section 6(B)(ii) as if the Company had elected Common Stock redemption pursuant to
                  Section 6(B)(iii) on such date exceeds (ii) the number of shares of Common Stock deliverable pursuant to clause (x) (such difference, the "Additional Redemption Shares"). The Holder may not redeem Series B Preferred Shares (as defined in the Prior Agreement) and Series C Preferred Stock with an aggregate Redemption Amount greater than thirty million dollars ($30 million) in any twelve-month period, provided that any redemption pursuant to Section 6(B)(i)(B) of the First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock shall not be included for purposes of calculating such aggregate Redemption Amount. In the event that the aggregate value of the Common Stock and cash, if any, to be received by a Holder pursuant to this Section 6(B)(i)(A) is less than the amount such Holder would have received upon redemption if such Holder had converted the Series C Preferred Stock subject to the Redemption Notice into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the Redemption Notice Date (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock and cash, if any, pursuant to Section 6(B)(ii) or Section 6(B)(iii), as the case may be, with an aggregate value equivalent to such amount in lieu of the amount of Common Stock and cash, if any, that would otherwise be issuable pursuant to this Section 6(B)(i)(A).

                         B. On April 2, 2009, the Company shall redeem all of
                  the Series C Preferred Stock held by all Holders. All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii), unless the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects to redeem such shares for cash. In the event that the aggregate value of the Common Stock and cash, if any, to be received by a Holder pursuant to this Section 6(B)(i)(B) is less than the amount such Holder would have received upon redemption if such Holder had converted all of such Holder's Series C Preferred Stock into Common Stock in accordance with the provisions of

                  Section 6(A) hereof as of the Business Day immediately preceding April 2, 2009 (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock and cash, if any, pursuant to Section 6(B)(ii) or
                  Section 6(B)(iii), as the case may be, with an aggregate value equivalent to such amount in lieu of the amount of Common Stock and cash, if any, that would otherwise be issuable pursuant to this Section 6(B)(i)(B).

                  (ii) If the Company is permitted under the terms of its then outstanding credit facilities and elects in a writing substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before the fifth Business Day following and excluding the date of the first Redemption Notice (or in the case of redemption pursuant to Section 6(B)(i)(B) by February 27, 2009 (the "Seven Year Redemption Reference Date")) (each such date, a "Redemption Reference Date") to redeem such shares for cash, then (a) such shares shall be redeemed for cash to the extent provided in Section 6(B)(i)(A) or 6(B)(i)(B), as applicable, (b) the closing of such redemption shall take place on the second Business Day after and excluding the end of the calendar quarter in which the Redemption Reference Date occurs, provided that if the Redemption Reference Date is less than thirty (30) days before and excluding the end of such calendar quarter, then such closing shall occur on the thirtieth (30th) day after and excluding the Redemption Reference Date, unless otherwise agreed in writing by the Company and the redeeming Holder (or in the case of a cash redemption pursuant to Section 6(B)(i)(B), by April 2, 2009 (each such date, a "Cash Redemption Closing Date") and (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series C Preferred Stock under Section 6(B)(i)(A) shall be for cash to the extent provided in Section 6(B)(i)(A). At such closing, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and the Company shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the aggregate Redemption Amount of such shares calculated as of the Cash Redemption Closing Date. In the case of a cash redemption pursuant to Section 6(B)(i)(B), if the Company acting in good faith is unable to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date and certifies such circumstance in a writing signed by the Chief Executive Officer and the Chief Financial Officer of the Company that is delivered to the Holder before the Cash Redemption Closing Date, then
         (x) (without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) the Company may redeem such shares for Registered Common Stock as set forth in Section 6(B)(iii), (y) the Stock Redemption Closing Date shall be the thirty-fifth (35th) calendar day after and excluding the date on which the Holder receives such notice (provided that the Holder may, by written notice to the Company, accelerate this date to the second (2nd) Business Day after and excluding the date the Company receives notice from such Holder), and (z) the rights of the Holder under this Certificate of

         Rights and Preferences (other than the accrual of dividends under Section 3 and the right to receive consideration for redemption as set forth herein) shall cease as of April 2, 2009 (provided that if the Company fails to redeem such shares on the Stock Redemption Closing Date provided above, then all such rights shall be reinstated in full). In the case of redemptions pursuant to Section 6(B)(i)(A) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to (1) withdraw the Redemption Notice by written notice to the Company and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. In the case of redemptions pursuant to Section 6(B)(i)(B) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. If such redemption is for only part of the shares represented by the certificate surrendered, the Company shall send a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock which have not been redeemed via reputable overnight courier to such address specified by the Holder.

                  (iii) If the Company elects in a writing substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before the fifth Business Day following and excluding the Redemption Notice Date to redeem such Additional Redemption Shares of Series C Preferred Stock for shares of Registered Common Stock (or, in the case of redemptions pursuant to Section 6(B)(i)(B), by the Redemption Reference Date), or if the Company fails to timely elect cash redemption as set forth in Section 6(B)(ii), then
         (a) all such shares shall be redeemed for Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock), and (b) the closing of such redemption shall take place on the earlier of (1) the second Business Day after and excluding the delivery of the Company's election and (2) the seventh Business Day after and excluding the Redemption Notice Date, (or, in the case of redemptions pursuant to Section 6(B)(i)(B), by April 2, 2009) or on such other date as the Company and such Holder agree in writing (the "Stock Redemption Closing Date") and (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series C Preferred Stock shall be for Registered Common Stock. At such closing, the

         Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement and the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder whose Series C Preferred Stock is being redeemed via book-entry transfer (if available to the Company), the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock in which case all references to Registered Common Stock in this Section 6(B)(iii) shall be to unregistered Common Stock, but only with respect to the shares of Common Stock subject to such Redemption Notice) to which such Holder shall be entitled upon such redemption, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the Stock Redemption Closing Date, and, in case such redemption is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face thereof for the number of shares of Series C Preferred Stock which have not been redeemed. The number of shares of Registered Common Stock to be delivered at such closing shall equal the quotient of (x) the aggregate Redemption Amount of the shares of Series C Preferred Stock being redeemed (calculated as of the Stock Redemption Closing
         Date) divided by (y) the greater of (1) the lesser of (A) the Average Market Price calculated as of the Redemption Notice Date or the Redemption Reference Date, as applicable, (B) the Daily Market Price on the date the Company delivers its election to redeem such shares for Registered Common Stock and (C) if the Company fails to deliver an election to redeem such shares for Registered Common Stock by the fifth Business Day following and excluding the Redemption Notice Date or by the Redemption Reference Date, as applicable, the Daily Market Price on the fifth Business Day following and excluding the Redemption Notice Date or the fifth (5th) Business Day immediately preceding the Stock Redemption Closing Date, as applicable, and (2) in the case of redemptions pursuant to Section 6(B)(i)(A) only (and not in the case of redemption pursuant to Section 6(B)(i)(B)), an amount equal to product of (a) the quotient of six dollars divided by eight dollars and fifty cents ($6.00/$8.50) times (b) the Main Agreement Date Price. It shall be a condition of the redeeming Holder's obligation to close that each of the following are satisfied, unless waived by such Holder:

                      A. (1) the representations and warranties made by the
              Company in the Main Agreement shall be true and correct as of the Stock Redemption Closing Date, except that those representations and warranties which only address matters on a particular date shall only be true and correct as of such date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such redemption shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                      B. On the Stock Redemption Closing Date, the Company shall have delivered to the Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                      C. There shall not exist an Issuance Blockage (as defined
              in the Main Agreement) and the issuance of Common Stock shall not cause the Company to exceed the Maximum Number (as defined in the Main Agreement).

         The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived on or before the Stock Redemption Closing Date, then the Holder may, at its sole option, and at any time, (1) withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) elect cash redemption as set forth in Section 6(B)(ii), in which case, the Cash Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of its election for cash redemption to the extent permitted under the terms of the Company's credit facilities set forth in Champion's SEC Filings (as defined in the Main Agreement) made on or before the date of the Main Agreement and excluding any subsequent amendments or extensions thereto.

         (C) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required under the Main Agreement.

         (D) The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series C Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series C Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series C Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

         (E) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series C Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series C Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

         (F) Business Combinations.

             (i) In case the Company after the date of the Main Agreement is party to (a) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or Other Securities (other than a reorganization or reclassification in which the Common Stock or Other Securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Company immediately prior to such transaction own the Common Stock, Other Securities or other voting stock of the Company in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Business Combination"), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series C Preferred Stock, upon conversion or redemption hereof at any time after the consummation of such Business Combination, shall be entitled to receive upon such conversion or redemption, in lieu of the cash, Common Stock or Other Securities issuable upon such conversion or redemption prior to such consummation, any of the following, as shall be elected, in whole or in part, from time to time, by such Holder:

                      A. the stock and other securities, cash and property to
               which such Holder would have been entitled upon such consummation if such Holder had converted such Series C Preferred Stock immediately prior thereto;

                      B. the stock and other securities, cash and property to
               which such Holder would have been entitled upon such consummation if (i) such Holder had elected redemption of such Series C Preferred Stock, with the Redemption Notice Date occurring immediately prior thereto (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) and (ii) the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto

                      C. the number of shares of common stock of the Acquiring
               Person or its Parent, at the election of the Holder, determined by dividing (A) the amount equal to the product obtained by multiplying (1) the number of shares of the Company's Common Stock (or Other Securities) to which such Holder would have been entitled had such holder converted such Series C Preferred Stock immediately prior to such consummation, times (2) the greater of the Acquisition Price and the Conversion Price in effect on the Business Day immediately preceding the date of such consummation, by (B) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation;

                      D. the number of shares of common stock of the Acquiring
               Person or its Parent, at the election of the Holder, determined by dividing (A) the aggregate Redemption Amount of such shares of Series C Preferred Stock by (B) the lesser of (1) the Average Market Price of the common stock of the Acquiring Person or its Parent, as the case may be, calculated as of the date the Business Combination is consummated, and (2) the quotient of (a) the product of (i) the Conversion Price (but if before such consummation the Company shall combine, subdivide or reclassify its Common Stock, shall declare any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting such shares, this amount shall be adjusted to the extent appropriate to reflect such event or events) and (ii) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation divided by
               (b) the Daily Market Price per share of the Company's Common Stock on the Business Day immediately preceding the date of such consummation. The foregoing notwithstanding, if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the conversion or redemption price in this clause (D) shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth in the previous sentence; or

                      E. cash in an amount equal to one hundred thirty-three
               percent (133%) of the aggregate Redemption Amount of such shares of Series C Preferred Stock;

         provided, that if the Company delivers to such Holder a written notice in the form of Annex K to the Main Agreement (a "Business Combination Restriction Notice") no later than the fifteenth (15th) calendar day after and excluding the date on which the proposed Business Combination is first publicly disclosed and no later than the fifteenth (15th) calendar day before and excluding the closing date of such Business Combination, then in lieu of clauses (A), (B), (C), (D) and (E) above and all other rights and preferences under this Certificate of Rights and Preferences, the Holder shall receive, on such closing date, in exchange for the shares of Series C Preferred Stock then held by such Holder, (1) the stock and other securities, cash and property to which such Holder would have been entitled upon such closing date if such Holder had, (a) converted such Series C Preferred Stock immediately prior to such closing date or (b) redeemed (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) such Series C Preferred Stock effective upon such closing date, calculated as if the Redemption Notice Date occurred immediately prior to such closing date and the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto (the selection of (a) or (b) shall be made by such Holder in its sole discretion by written notice delivered to the Company no later than the third (3rd) Business Day before and including such closing date; provided that such Holder may change such election at any time if any material change shall occur in (i) the closing date, (ii) the consideration deliverable to Common Stock holders in such Business Combination, (iii) the Acquisition Price, or (iv) any material term or condition of such Business Combination) and (2) in addition to all consideration received by such Holder under clause (1) above, cash equal to the product of (x) the aggregate Redemption Amount of such shares of Series C Preferred Stock multiplied by (y) the Merger Adjustment Percentage and provided further, that if such Holder converts or redeems shares of Series C Preferred Stock on or after the date of delivery of the Business Combination Restriction Notice and before the date of closing of such Business Combination, then in addition to the stock and other securities, cash and property that such Holder has received, or is entitled to receive, upon the conversion or redemption of such shares, such Holder shall be entitled to receive upon the date of closing of such Business Combination the cash amount described in clause (2) above (but not the stock and other securities, cash and property described in clause (1) above) with respect to all such previously converted or redeemed shares. The "Merger Adjustment Percentage" shall equal the product of the Merger Payment Percentage multiplied by a fraction the numerator of which shall be the number of days remaining until the seventh (7th) anniversary of the Issue Date and the denominator of which shall be two thousand five hundred and twenty (2,520); provided that the Merger Adjustment Percentage shall not be less than zero percent (0%). The "Merger Payment Percentage" shall equal (A) fifty percent (50%) minus (B) the product of (1) ten percent (10%) multiplied by (2) the quotient (which shall not be less than zero percent (0%)) of (x) the Acquisition Price in effect on the Business Day immediately preceding the date of such consummation minus the Conversion Price in effect on the Business Day immediately preceding the date of such consummation divided by (y) the Conversion Price in effect on the Business Day immediately preceding the date of such consummation.

                  (ii) Notwithstanding anything contained herein or in the Main Agreement to the contrary, the Company will not effect any Business Combination unless the requirements of Section 11 of the Main Agreement have been met and unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon conversion of Series C Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of a Majority of the Series C Preferred Stock, (A) the obligations of the Company under this Certificate of Rights and Preferences (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Rights and Preferences) and (B) the obligation to deliver to the Holders of Series C Preferred Stock such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6(F), such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to Holders of a Majority of the Series C Preferred Stock, stating that the rights of such Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect and the terms hereof, including, without limitation, all of the provisions of this Section 6(F) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any conversion of Preferred Stock or exercise of any rights pursuant hereto.

     7. Status of Converted and Redeemed Shares; Limitations on Series C Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series C Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series C Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series C Preferred Stock. Except as provided in the Main Agreement, the Company will not issue any further shares of Series C Preferred Stock. Except for redemptions pursuant to Section 6(B), the Company shall have no right to redeem the shares of Series C Preferred Stock without the consent of a Majority of the Holders.

--------------------------------------------------------------------------------
               MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
                          BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
Date Received

--------------------------

--------------------------------------------------------
Name                                                     Effective Date:
Douglas S. Parker c/o Dykema Gossett PLLC
--------------------------------------------------------
Address
39577 Woodward Avenue, Suite 300
--------------------------------------------------------
City                  State                Zip Code
Bloomfield Hills       MI                   48304
--------------------------------------------------------------------------------
         DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS ENTERED ABOVE.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: Champion Enterprises, Inc.

2.   The identification number assigned by the Bureau is: 419-343

3. Article III of the Articles of Incorporation is hereby amended to amend and restate the Certificate of Rights and Preferences of Series C Cumulative Convertible Preferred Stock of Champion Enterprises, Inc.

     SEE ATTACHED FOR AMENDED AND RESTATED PROVISIONS TO ARTICLE III

4. This amendment was duly authorized on the 29th day of March, 2002 by a majority of the Board of Directors of the Corporation pursuant to and as permitted by Article III of the Corporation's Articles of Incorporation.

Signed this 31st day of January, 2003

By:  /s/ John J. Collins
     --------------------------------------------
     John J. Collins, Jr.
Its: Senior Vice President, General Counsel
     and Secretary

Name of person remitting fees:

Dykema Gossett PLLC

Preparer's name and business telephone number:

Douglas S. Parker
248-203-0703

                           FIRST AMENDED AND RESTATED

                      CERTIFICATE OF RIGHTS AND PREFERENCES

                                       OF

                 SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                           CHAMPION ENTERPRISES, INC.

                  1. Number. The number of shares constituting the Series C Cumulative Convertible Preferred Stock shall be Thirty-Five Thousand (35,000).

                  2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

                  "Acquiring Person" means, in connection with any Business Combination, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all of the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected, or, in the case of a capital reorganization or reclassification, the Company.

                  "Acquisition Price" means (i) the Daily Market Price of the Common Stock on the date immediately preceding the date on which a Business Combination is consummated, or (ii) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the greater of (x) the price determined in accordance with the provisions of the foregoing clause (i) of this sentence and (y) the Daily Market Price on the date immediately preceding the acceptance of such offer by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock.

                  "Articles" means the Restated Articles of Incorporation of the Company, as amended.

                  "Average Market Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty
(30) Business Days ending on and including the third Business Day before such reference date, but not greater than the average of the Daily Market Prices of the Common Stock for the five (5) Business Days ending on and including the twenty-eighth Business Day before such reference date.

                  "Board" means the Board of Directors of the Company.

                  "Business Combination" is defined in Section 6(F)(i).

                  "Business Day" means any day on which the Common Stock may be traded on the NYSE, or if not admitted for trading on the NYSE, on any day other than a

Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

                  "Cash Redemption Closing Date" is defined in Section 6(B)(ii).

                  "Certificate of Rights and Preferences" means this Certificate of Rights and Preferences of the Series C Preferred Stock.

                  "Common Stock" means the Company's common stock, par value one dollar ($1.00) per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

                  "Company" means Champion Enterprises, Inc., a Michigan corporation.

                  "Conversion Closing Date" is defined in Section 6(A)(i).

                  "Conversion Notice" is defined in Section 6(A)(i).

                  "Conversion Price" is $5.6644, subject to adjustment for stock splits, recombinations, stock dividends and the like.

                  "Conversion Rate" means (i) the Stated Value of one share of Series C Preferred Stock plus accrued and unpaid dividends divided by (ii) the Conversion Price.

                  "Daily Market Price" means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Daily Market Price of the common stock of an Acquiring Person or its Parent under Section 6(F), the common stock of such Acquiring Person or such Parent), equal to (i) the daily volume-weighted average price on the NYSE or, if no such sale takes place on such date, the average of the closing bid and asked prices on the NYSE thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Company may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted to trading on the NYSE, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by the Board of Directors of the Company as of a date which is no more than ten (10) Business Days before and excluding the date as of which the determination is to be made.

                  "Dividend Payment Date" is defined in Section 3(A).

                  "Dividend Period" is defined in Section 3(A).

                  "Dividend Rate" means a rate equal to five percent (5%) per annum times the Stated Value subject to Sections 3(E) and 3(F).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fletcher" means Fletcher International, Ltd. a company organized under the laws of Bermuda, together with its successors.

                  "Holder" shall mean a holder of Series C Preferred Stock.

                  "Issue Date" means with respect to any shares of Series C Preferred Stock the original date of issuance of such shares of Series C Preferred Stock.

                  "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series C Preferred Stock, including but not limited to Common Stock, Series A Preferred Stock, and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Main Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Main Agreement and the Prior Agreement, (ii) with the approval of the Holders of a Majority of the Series C Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii).

                  "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

                  "Liquidation Preference" is defined in Section 4.

                  "Main Agreement" means the Agreement dated as of March 29, 2002 between the Company and Fletcher pursuant to which up to thirty-five thousand (35,000) shares of Series C Preferred Stock and a warrant are to be issued by the Company, including all Schedules and Exhibits thereto.

                  "Main Agreement Date Price" means $8.0246.

                  "Majority of the Series C Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series C Preferred Stock.

                  "NYSE" shall have the meaning set forth in the Main Agreement.

                  "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series C Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series C.

         Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

                  "Parent" means, as to any Acquiring Person, any corporation that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if the Parent is required to file such a report) and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

                  "Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series C Preferred Stock, including the Series B Preferred Shares (as defined in the Prior Agreement).

                  "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Preferred Stock" means the Company's preferred stock authorized pursuant to the provisions of the Articles.

                  "Prior Agreement" means the Agreement dated as of June 29, 2001, between the Company and Fletcher pursuant to which twenty thousand (20,000) shares of Series B-1 Preferred Stock and the right to purchase up to an additional twelve thousand (12,000) shares of Series B Preferred Stock have been issued by the Company, including all Schedules and Exhibits thereto.

                  "Record Date" is defined in Section 3(A).

                  "Redemption Amount" means a dollar amount for each share of the then-outstanding Series C Preferred Stock redeemed by such Holder equal to the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such redemption.

                  "Redemption Notice" is defined in Section 6(B)(i).

                  "Redemption Notice Date" is defined in Section 6(B)(i).

                  "Registered Common Stock" means Common Stock that has been registered under the Securities Act and is freely tradable.

                  "Restatement" means that Champion adversely restates net income or shareholders' equity, in any material respect, in any portion of its financial statements as included in a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission in the form of an amendment thereto, press release, Form 8-K or any other method except as is required as a result of a change occurring after the date of the Main Agreement in (i) applicable law or
(ii) generally
          accepted accounting principles promulgated by the Financial Accounting Standards Board or the Securities and Exchange Commission, which change is implemented by the Company in the manner and at the time prescribed by such law or such generally accepted accounting principle.

                  "Restatement Conversion Price" means one hundred fifteen percent (115%) of the Average Market Price calculated on the date ninety (90) days after and excluding the Restatement Date.

                  "Restatement Date" means the most recent date on which a Restatement occurs.

                  "Restatement Notice" means a written notice from Champion to Fletcher, (i) stating the Restatement Date and (ii) including the documents in which the Restatement was publicly disclosed.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

                  "Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series C Preferred Stock.

                  "Series A Preferred Stock" means the Series A Preferred Stock of the Company, the powers, designations, preferences and relative, participating, optional and other special rights of which are specified in the Articles.

                  "Series B-1 Preferred Stock" means the Series B-1 Cumulative Convertible Preferred Stock of the Company. The powers, designations, preferences and relative, participating, optional and other special rights are specified in the First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock.

                  "Series C Preferred Stock" means the Series C Cumulative Convertible Preferred Stock of the Company or successor as contemplated by
Section 6(F)(ii).

                  "Stated Value" is an amount equal to one thousand dollars ($1,000) per share of Series C Preferred Stock.

                  "Stock Redemption Closing Date" is defined in Section
6(B)(iii).

                  "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest.

                  The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

                  3. Dividends and Distributions.

                                   (A) Holders shall be entitled to receive out
                     of the assets of Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section 3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on June 30, 2002. The period from the Issue Date to June 30, 2002, and each quarterly period between consecutive Dividend Payment Dates shallhereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series C Preferred Stock that is not outstanding on every day of the Dividend Period shall be prorated Each such dividend shall be paid to the Holders of record as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding thirty (30) days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on a date designated by the Board, not exceeding thirty (30) days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty (360) day year.

                                   (B) Dividends payable on the Series C
                     Preferred Stock may be paid, at the option of the Company, either in cash or by the issuance of Registered Common Stock, provided, however, that the Company's right to pay dividends on any Dividend Payment Date by the issuance of Registered Common Stock shall continue only so long as the number of shares of Common Stock issued and issuable under the Main Agreement (including one year of dividends from such Dividend Payment Date, assuming that all such dividends will be paid in shares of Common Stock as they accrue) and all previously issued and issuable shares of Common Stock (including shares issued or issuable following exercise of the warrant issued pursuant to the Main Agreement), all issued and issuable but unconverted Series C Preferred Stock (on an as-converted basis as of that date) does not exceed seventeen and one-half percent (17.5%) of the Original Number (as defined in the Main Agreement), or, if such number of shares exceeds seventeen and one-half percent (17.5%) of the Original Number and does not exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number, the Company has notified its shareholders of a shareholder's meeting for the purpose of voting on a Required Consent (as defined in the Main Agreement) in accordance with the Main Agreement and has used and is using its best efforts to obtain the Required Consent. Although it is the intent and view of the Company that the issuance of Common Stock with respect to the Series C Preferred Stock is to be treated as independent of any issuance of Common Stock with respect to the Series B Preferred Shares (as defined in the Main Agreement), in the event any such issuances of Common Stock are deemed to be related pursuant to the listing requirements and rules of the NYSE by the NYSE, the provisions of this Section 3(B) (including, but not limited to, the obligation to obtain the Required Consent) shall be deemed to apply to the number of shares of Common Stock in the aggregate issued and issuable with respect to both the Series C Preferred Stock and the Series B Preferred Shares (as defined in the Prior Agreement). Subject to the foregoing, payments on any Dividend Payment Date shall be made in Registered Common Stock unless the Company notifies the Holders in writing of its intention to pay cash on or before, but no more than fifteen (15) days before, and including, the immediately preceding Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Average Market Price calculated as of such Dividend Payment Date; provided, however, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Average Market Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series C Preferred Stock owned by a Holder.

                                   (C) If, on any Dividend Payment Date, the
                   Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect, compounded quarterly on each subsequent Dividend Payment Date. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty (360) day year.

                                   (D) So long as any shares of the Series C
                   Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities, (ii) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series B Preferred Shares (as defined in the Prior Agreement)) (iii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, with the exception of the Series B Preferred Shares (as defined in the Prior Agreement), unless in each such case (x) all dividends to which the Holders of the Series C Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends for the subsequent four Dividend Periods shall have been designated and set aside and (y) a dividend (including the amount of any dividends paid pursuant to the provisions of Section 3(A)) is paid with respect to all outstanding shares of Series C Preferred Stock in an amount for each such share of Series C Preferred Stock equal to the aggregate amount of such dividend for the number of shares of Common Stock equal to (i) the Stated Value plus any accrued but unpaid dividends as of the record date of such dividend divided by (ii) the Conversion Price (or in the event of a Restatement, the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) on such record date (or, if such record date is not a Business Day, the last Business Day preceding such record date).

                                   (E) Whenever, at any time or times, dividends
                   payable on any Series B Preferred Share (as defined in the Prior Agreement) or any share of Series C Preferred Stock shall be in arrears in an aggregate amount greater than two
                   (2) quarterly dividends, the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date that all accrued and unpaid dividends shall have been declared and paid in full.

                                   (F) Whenever, at any time or times (i) an
                   Issuance Blockage (as defined in the Main Agreement or the Prior Agreement) shall exist at any time ninety (90) calendar days after and excluding the date of the first Excess Rights Notice (as defined in the Main Agreement or the Prior Agreement) or (ii) the Company shall fail to redeem any shares of Series C Preferred Stock or any Series B Preferred Shares (as defined in the Prior Agreement) for cash by the date it is obligated to do so under Section 6(B) hereof or of the First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock or any Subsequent Certificates of Rights and Preferences (as defined in the Prior Agreement) and such failure to pay cash is ongoing, then (x) the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date as the circumstances described in clause (i) and (ii) no longer exist and (y) all dividends payable with respect to such periods shall be paid in additional shares of Series C Preferred Stock.

                  4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series C Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series C Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation and no more and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series C Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the date of such Liquidation (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date) (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series C Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series C Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series C Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series C Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) days prior to the payment date stated therein, to the Holders of record of the Series C Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

         5. Voting Rights. The Holders shall have the following voting rights with respect to the Series C Preferred Stock:

                           (A) Each share of Series C Preferred Stock shall
                  entitle the holder thereof to the voting rights specified in
                  Section 5(B) and no other voting rights except as required by law.

                           (B) The consent of the Holders of at least a Majority
                  of the Series C Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

                                    (i) amend, alter or repeal any of the
                           provisions of the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to:

                                             A. change any of the rights,
                                    preferences or privileges of Holders.
                                    Without limiting the generality of the
                                    preceding sentence, such change includes any action that would:

                                             1. Reduce the Dividend Rate on the
                                             Series C Preferred Stock, or make
                                             such dividends non-cumulative, or
                                             defer the date from which dividends
                                             will accrue, or cancel accrued and
                                             unpaid dividends, or change the
                                             relative seniority rights of the
                                             holders of Series C Preferred Stock
                                             as to the payment of dividends in
                                             relation to the holders of any
                                             other capital stock of the Company;

                                             2. Reduce the amount payable to the
                                             holders of the Series C Preferred
                                             Stock upon the voluntary or
                                             involuntary liquidation,
                                             dissolution, or winding up of the
                                             Company, or change the relative
                                             seniority of the liquidation
                                             preferences of the holders of the
                                             Series

                                             C. Preferred Stock to the rights
                                    upon liquidation of the holders of any other capital stock of the Company;

                                             3. Make the Series C Preferred
                                             Stock redeemable at the option of
                                             the Company, except as provided in
                                             Section 6 hereof.

                                             B. authorize, create or issue any
                                    shares of Parity Securities or Senior
                                    Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities) on any date before and excluding September 29, 2003, when there shall be issued and outstanding Series C Preferred Stock (as defined in the Main Agreement) with an aggregate Redemption Amount of at least twenty-five million dollars ($25,000,000).

                                   (ii) permit any Subsidiary of the Company to
                       issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any Capital Stock of such Subsidiary; or

                                   (iii) increase or decrease (other than by
                       redemption or conversion) the total number of authorized shares of Preferred Stock or amend any provisions of any Parity Securities or Senior Securities so as to make such Parity Securities or Senior Securities redeemable by the Company.

                                   (iv) Notwithstanding the foregoing, so long
                       as the Company complies with the requirements of Section 6(F) of this Certificate of Rights and Preferences and
                       Section 11 of the Main Agreement, with respect to a Business Combination, such Business Combination shall not be deemed to alter or change the powers, preferences or rights of the Series C Preferred Stock in any manner.

         6. Conversion and Redemption.

                   (A) Procedure for Conversion.

                                   (i) Shares of Series C Preferred Stock are
                       convertible into Registered Common Stock (or, at the sole option of the Holder, unregistered Common Stock) at the Conversion Rate per share (in the event of a Restatement, for purposes of calculating the Conversion Rate, the Conversion Price shall equal the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) (i) at the option of the Holder thereof at any time, from time to time, in whole or in part, and (ii) at the option of the Company any time on or after March 29, 2004 for all but not less than all of the shares of Series C Preferred Stock if (x) the Average Market Price exceeds the Ceiling Percentage multiplied by the Conversion Price on at least thirty
                       (30) consecutive Business Days and (y) the Company has sufficient Registered Common Stock to deliver to the Holder or Holders upon the closing of such conversion. The "Ceiling Percentage" shall initially be two hundred percent (200%) and shall decline by five percent (5%) (i.e., to 195%, 190%, etc.) for each three-month-period that passes after March 29, 2004. The conversion of shares of Series C Preferred Stock at the option of the Holder may be effected by delivering a duly executed written Preferred Stock Conversion Notice, in form and substance as attached to the Main Agreement as Annex G (the "Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Company's address set forth in Section 20 of the Main Agreement. The closing of such exercise shall take place (a) on the second Business Day following and excluding the date the Conversion Notice is delivered, (b) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the exercising Holder and the Company mutually agree (the "Conversion Closing Date"). Conversion of shares of Series C Preferred Stock at the option of the Company may be effected by delivering a duly executed written notice to all Holders substantially in the form attached as Annex J to the Main Agreement (the "Two Year Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Holder's address set forth in Section 20 of the Main Agreement; the Conversion Closing Date shall be (a) the twenty-fifth Business Day after and excluding the date the Two Year Conversion Notice is delivered to the Holders, (b) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the Company and the Holders mutually agree; such conversion shall apply to only those shares of Series C Preferred Stock still outstanding on such Conversion Closing Date.

                                   (ii) It shall be a condition of the
                       converting Holder's obligation to close that each of the following are satisfied, unless waived by such Holder:

                                                   A. (1) the representations
                                   and warranties made by the Company in the Main Agreement shall be true and correct as of the Conversion Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date;
                                   (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such conversion shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                                                   B. On the Conversion Closing
                                   Date, the Company shall have delivered to the Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                                                   C. As of the Conversion
                                   Closing Date, the Company shall have
                                   delivered to the Holder all Restatement
                                   Notices required to be delivered following a Restatement.

                       The Company shall use its commercially reasonable efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived prior to the third Business Day following and excluding the date the Conversion Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice at any time.

                                   (iii) Each conversion of Series C Preferred
                                   Stock shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Conversion Notice is delivered as provided in Section 6(A)(i) (or, in the case of the Two Year Conversion Notice the related Conversion Closing Date), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided in
                                   Section 6(A)(iv) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

                                   (iv) On the Conversion Closing Date, the
                                   Holder shall surrender the certificate
                                   representing the shares of Series C Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder is entitled upon such conversion.

                                   (v) On the Conversion Closing Date, the
                                   Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder whose Series C Preferred Stock is being converted via book-entry transfer (if available to the Company), or if such Holder shall direct, at such address specified by the Holder via reputable overnight courier, one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder shall be entitled upon such conversion, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the date of such conversion, and, in case such conversion is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Series C Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock which have not been converted into Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) upon such conversion.

                                   (vi) The Company shall deliver a Restatement
                     Notice to the Holder no later than two (2) days after and excluding each Restatement Date.

                     (B) Procedure for Redemption.

                                   (i) Redemption of the Series C Preferred
                     Stock shall occur under any of the following circumstances:

                                                   A. At any time on or after
                                   March 29, 2004, a Holder of Series C
                                   Preferred Stock may require the Company to redeem any or all shares of Series C Preferred Stock held by such Holder by delivering an optional redemption notice to the Company substantially in the form attached as Annex C to the Main Agreement (a "Redemption Notice"). The date such Redemption Notice is delivered shall be the "Redemption Notice Date". All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to
                                   Section 6(B)(iii); provided, that, if the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects in writing within five (5) Business Days of the first Redemption Notice Date hereunder to redeem Series C Preferred Stock for cash, the Company shall deliver (x) the number of shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) that would have been issuable to such Holder had such Holder elected on the Redemption Notice Date to convert such shares of Series C Preferred Stock pursuant to
                                   Section 6(A)(i), in the manner provided in
                                   Section 6(B)(iii) and (y) cash in the manner provided in Section 6(B)(ii) equal to the product of (a) the Daily Market Price as of the Redemption Notice Date times (b) the amount, if any, by which (i) the number of shares of Common Stock to which such Holder would otherwise be entitled to receive on the date the Company elected cash redemption pursuant to Section 6(B)(ii) as if the Company had elected Common Stock redemption pursuant to Section 6(B)(iii) on such date exceeds (ii) the number of shares of Common Stock deliverable pursuant to clause (x) (such difference, the "Additional Redemption Shares"). The Holder may not redeem Series B Preferred Shares (as defined in the Prior Agreement) and Series C Preferred Stock with an aggregate Redemption Amount greater than thirty million dollars ($30 million) in any twelve-month period, provided that any redemption pursuant to Section 6(B)(i)(B) of the First Amended and Restated Certificate of Rights and Preferences of Series B-1 Cumulative Convertible Preferred Stock shall not be included for purposes of calculating such aggregate Redemption Amount. In the event that the aggregate value of the Common Stock and cash, if any, to be received by a Holder pursuant to this Section 6(B)(i)(A) is less than the amount such Holder would have received upon redemption if such Holder had converted the Series C Preferred Stock subject to the Redemption Notice into Common Stock in accordance with the provisions of
                                   Section 6(A) hereof as of the Business Day immediately preceding the Redemption Notice Date (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock and cash, if any, pursuant to Section 6(B)(ii) or
                                   Section 6(B)(iii), as the case may be, with an aggregate value equivalent to such amount in lieu of the amount of Common Stock and cash, if any, that would otherwise be issuable pursuant to this Section 6(B)(i)(A).

                                                     B. On April 2, 2009, the
                                   Company shall redeem all of the Series C
                                   Preferred Stock held by all Holders. All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to
                                   Section 6(B)(iii), unless the Company
                                   satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects to redeem such shares for cash. In the event that the aggregate value of the Common Stock and cash, if any, to be received by a Holder pursuant to this Section 6(B)(i)(B) is less than the amount such Holder would have received upon redemption if such Holder had converted all of such Holder's Series C Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding April 2, 2009 (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock and cash, if any, pursuant to Section 6(B)(ii) or Section 6(B)(iii), as the case may be, with an aggregate value equivalent to such amount in lieu of the amount of Common Stock and cash, if any, that would otherwise be issuable pursuant to this Section 6(B)(i)(B).

                                   (ii) If the Company is permitted under the
                     terms of its then outstanding credit facilities and elects in a writing substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before the fifth Business Day following and excluding the date of the first Redemption Notice (or in the case of redemption pursuant to Section 6(B)(i)(B) by February 27, 2009 (the "Seven Year Redemption Reference Date")) (each such date, a "Redemption Reference Date") to redeem such shares for cash, then (a) such shares shall be redeemed for cash to the extent provided in Section 6(B)(i)(A) or 6(B)(i)(B), as applicable, (b) the closing of such redemption shall take place on the second Business Day after and excluding the end of the calendar quarter in which the Redemption Reference Date occurs, provided that if the Redemption Reference Date is less than thirty (30) days before and excluding the end of such calendar quarter, then such closing shall occur on the thirtieth (30th) day after and excluding the Redemption Reference Date, unless otherwise agreed in writing by the Company and the redeeming Holder (or in the case of a cash redemption pursuant to Section 6(B)(i)(B), by April 2, 2009 (each such date, a "Cash Redemption Closing Date") and (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series C Preferred Stock under Section 6(B)(i)(A) shall be for cash to the extent provided in
                     Section 6(B)(i)(A). At such closing, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and the Company shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the aggregate Redemption Amount of such shares calculated as of the Cash Redemption Closing Date. In the case of a cash redemption pursuant to Section 6(B)(i)(B), if the Company acting in good faith is unable to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date and certifies such circumstance in a writing signed by the Chief Executive Officer and the Chief Financial Officer of the Company that is delivered to the Holder before the Cash Redemption Closing Date, then (x) (without limiting any other available remedies, including without limitation under
                     Section 3(F) or at law or in equity) the Company may redeem such shares for Registered Common Stock as set forth in
                     Section 6(B)(iii), (y) the Stock Redemption Closing Date shall be the thirty-fifth (35th) calendar day after and excluding the date on which the Holder receives such notice (provided that the Holder may, by written notice to the Company, accelerate this date to the second (2nd) Business Day after and excluding the date the Company receives notice from such Holder), and (z) the rights of the Holder under this Certificate of Rights and Preferences (other than the accrual of dividends under Section 3 and the right to receive consideration for redemption as set forth herein) shall cease as of April 2, 2009 (provided that if the Company fails to redeem such shares on the Stock Redemption Closing Date provided above, then all such rights shall be reinstated in full). In the case of redemptions pursuant to Section 6(B)(i)(A) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to (1) withdraw the Redemption Notice by written notice to the Company and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. In the case of redemptions pursuant to Section 6(B)(i)(B) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. If such redemption is for only part of the shares represented by the certificate surrendered, the Company shall send a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series C Preferred Stock which have not been redeemed via reputable overnight courier to such address specified by the Holder.

                                     (iii) If the Company elects in a writing
                     substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before the fifth Business Day following and excluding the Redemption Notice Date to redeem such Additional Redemption Shares of Series C Preferred Stock for shares of Registered Common Stock (or, in the case of redemptions pursuant to Section 6(B)(i)(B), by the Redemption Reference Date), or if the Company fails to timely elect cash redemption as set forth in Section 6(B)(ii), then (a) all such shares shall be redeemed for Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock), and (b) the closing of such redemption shall take place on the earlier of (1) the second Business Day after and excluding the delivery of the Company's election and (2) the seventh Business Day after and excluding the Redemption Notice Date, (or, in the case of redemptions pursuant to Section 6(B)(i)(B), by April 2,
                     2009) or on such other date as the Company and such Holder agree in writing (the "Stock Redemption Closing Date") and
                     (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series C Preferred Stock shall be for Registered Common Stock. At such closing, the Holder shall surrender the certificate representing the shares of Series C Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement and the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder whose Series C Preferred Stock is being redeemed via book-entry transfer (if available to the Company), the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock in which case all references to Registered Common Stock in this Section 6(B)(iii) shall be to unregistered Common Stock, but only with respect to the shares of Common Stock subject to such Redemption Notice) to which such Holder shall be entitled upon such redemption, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the Stock Redemption Closing Date, and, in case such redemption is for only part of the shares represented by the certificate surrendered, at such address specified by the

                     Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face thereof for the number of shares of Series C Preferred Stock which have not been redeemed. The number of shares of Registered Common Stock to be delivered at such closing shall equal the quotient of (x) the aggregate Redemption Amount of the shares of Series C Preferred Stock being redeemed (calculated as of the Stock Redemption Closing Date) divided by (y) the greater of (1) the lesser of (A) the Average Market Price calculated as of the Redemption Notice Date or the Redemption Reference Date, as applicable, (B) the Daily Market Price on the date the Company delivers its election to redeem such shares for Registered Common Stock and (C) if the Company fails to deliver an election to redeem such shares for Registered Common Stock by the fifth Business Day following and excluding the Redemption Notice Date or by the Redemption Reference Date, as applicable, the Daily Market Price on the fifth Business Day following and excluding the Redemption Notice Date or the fifth (5th) Business Day immediately preceding the Stock Redemption Closing Date, as applicable, and (2) in the case of redemptions pursuant to
                     Section 6(B)(i)(A) only (and not in the case of redemption pursuant to Section 6(B)(i)(B)), an amount equal to product of (a) the quotient of six dollars divided by eight dollars and fifty cents ($6.00/$8.50) times (b) the Main Agreement Date Price. It shall be a condition of the redeeming Holder's obligation to close that each of the following are satisfied, unless waived by such Holder:

                                                   A. (1) the representations
                                   and warranties made by the Company in the Main Agreement shall be true and correct as of the Stock Redemption Closing Date, except that those representations and warranties which only address matters on a particular date shall only be true and correct as of such date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such redemption shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                                                   B. On the Stock Redemption
                                   Closing Date, the Company shall have
                                   delivered to the Holder an opinion of Dykema
                                   Gossett PLLC (or such other counsel
                                   reasonably satisfactory to such Holder)
                                   reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b),
                                   (c), (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                                                   C. There shall not exist an
                                   Issuance Blockage (as defined in the Main
                                   Agreement) and the issuance of Common Stock shall not cause the Company to exceed the Maximum Number (as defined in the Main Agreement).

                                The Company shall use its best efforts to cause
                each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived on or before the Stock Redemption Closing Date, then the Holder may, at its sole option, and at any time, (1) withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) elect cash redemption as set forth in Section 6(B)(ii), in which case, the Cash Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of its election for cash redemption to the extent permitted under the terms of the Company's credit facilities set forth in Champion's SEC Filings (as defined in the Main Agreement) made on or before the date of the Main Agreement and excluding any subsequent amendments or extensions thereto.

                (C) The Company shall at all times reserve for issuance such number of its shares of Common Stock as shall be required under the Main Agreement.

                (D) The Company will procure, at its sole expense, the listing of the Common Stock issuable upon conversion or redemption of the Series C Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series C Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series C Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

                (E) No fractional shares or scrip representing fractional shares shall be issued upon the conversion or redemption of the Series C Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series C Preferred

          Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

                (F) Business Combinations.

                     (i) In case the Company after the date of the Main
                Agreement is party to (a) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected is transferred to a single entity or group acting in concert, or
                (d) a capital reorganization or reclassification of the Common Stock or Other Securities (other than a reorganization or reclassification in which the Common Stock or Other Securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Company immediately prior to such transaction own the Common Stock, Other Securities or other voting stock of the Company in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Business Combination"), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series C Preferred Stock, upon conversion or redemption hereof at any time after the consummation of such Business Combination, shall be entitled to receive upon such conversion or redemption, in lieu of the cash, Common Stock or Other Securities issuable upon such conversion or redemption prior to such consummation, any of the following, as shall be elected, in whole or in part, from time to time, by such Holder:

                                     A. the stock and other securities, cash and
                            property to which such Holder would have been entitled upon such consummation if such Holder had converted such Series C Preferred Stock immediately prior thereto;

                                     B. the stock and other securities, cash and
                            property to which such Holder would have been entitled upon such consummation if (i) such Holder had elected redemption of such Series C Preferred Stock, with the Redemption Notice Date occurring immediately prior thereto (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) and (ii) the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto

                                     C. the number of shares of common stock of
                            the Acquiring Person or its Parent, at the election of the Holder, determined by dividing (A) the amount equal to the product obtained by multiplying (1) the number of shares of the Company's Common Stock (or Other Securities) to which such Holder would have been entitled had such holder converted such Series C Preferred Stock immediately prior to such consummation, times (2) the greater of the Acquisition Price and the Conversion Price in effect on the Business Day immediately preceding the date of such consummation, by (B) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation;

                                     D. the number of shares of common stock of
                            the Acquiring Person or its Parent, at the election of the Holder, determined by dividing (A) the aggregate Redemption Amount of such shares of Series C Preferred Stock by (B) the lesser of (1) the Average Market Price of the common stock of the Acquiring Person or its Parent, as the case may be, calculated as of the date the Business Combination is consummated, and (2) the quotient of (a) the product of (i) the Conversion Price (but if before such consummation the Company shall combine, subdivide or reclassify its Common Stock, shall declare any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting such shares, this amount shall be adjusted to the extent appropriate to reflect such event or events) and (ii) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation divided by (b) the Daily Market Price per share of the Company's Common Stock on the Business Day immediately preceding the date of such consummation. The foregoing notwithstanding, if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the conversion or redemption price in this clause (D) shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth in the previous sentence; or

                                     E. cash in an amount equal to one hundred
                            thirty-three percent (133%) of the aggregate
                            Redemption Amount of such shares of Series C
                            Preferred Stock;

                provided, that if the Company delivers to such Holder a written notice in the form of Annex K to the Main Agreement (a "Business Combination Restriction Notice") no later than the fifteenth
                (15th) calendar day after and excluding the date on which the proposed Business Combination is first publicly disclosed and no later than the fifteenth (15th) calendar day before and excluding the closing date of such Business Combination, then in lieu of clauses (A), (B), (C), (D) and (E) above and all other rights and preferences under this Certificate of Rights and Preferences, the Holder shall receive, on such closing date, in exchange for the shares of Series C Preferred Stock then held by such Holder, (1) the stock and other securities, cash and property to which such Holder would have been entitled upon such closing date if such Holder had,
                (a) converted such Series C Preferred Stock immediately prior to such closing date or (b) redeemed (notwithstanding any restrictions on redemption existing on such Redemption Notice
                Date) such Series C Preferred Stock effective upon such closing date, calculated as if the Redemption Notice Date occurred immediately prior to such closing date and the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto (the selection of (a) or (b) shall be made by such Holder in its sole discretion by written notice delivered to the Company no later than the third (3rd) Business Day before and including such closing date; provided that such Holder may change such election at any time if any material change shall occur in (i) the closing date, (ii) the consideration deliverable to Common Stock holders in such Business Combination, (iii) the Acquisition Price, or (iv) any material term or condition of such Business Combination) and (2) in addition to all consideration received by such Holder under clause (1) above, cash equal to the product of (x) the aggregate Redemption Amount of such shares of Series C Preferred Stock multiplied by (y) the Merger Adjustment Percentage and provided further, that if such Holder converts or redeems shares of Series C Preferred Stock on or after the date of delivery of the Business Combination Restriction Notice and before the date of closing of such Business Combination, then in addition to the stock and other securities, cash and property that such Holder has received, or is entitled to receive, upon the conversion or redemption of such shares, such Holder shall be entitled to receive upon the date of closing of such Business Combination the cash amount described in clause (2) above (but not the stock and other securities, cash and property described in clause (1) above) with respect to all such previously converted or redeemed shares. The "Merger Adjustment Percentage" shall equal the product of the Merger Payment Percentage multiplied by a fraction the numerator of which shall be the number of days remaining until the seventh (7th) anniversary of the Issue Date and the denominator of which shall be two thousand five hundred and twenty (2,520); provided that the Merger Adjustment Percentage shall not be less than zero percent (0%). The "Merger Payment Percentage" shall equal (A) fifty percent (50%) minus
                (B) the product of (1) ten percent (10%) multiplied by (2) the quotient (which shall not be less than zero percent (0%)) of (x) the Acquisition Price in effect on the Business Day immediately preceding the date of such consummation minus the Conversion Price in effect on the Business Day immediately preceding the date of such consummation divided by (y) the Conversion Price in effect on the Business Day immediately preceding the date of such consummation.

                          (ii) Notwithstanding anything contained herein or in
                the Main Agreement to the contrary, the Company will not effect any Business Combination unless the requirements of Section 11 of the Main Agreement have been met and unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon conversion of Series C Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of a Majority of the Series C Preferred Stock, (A) the obligations of the Company under this Certificate of Rights and Preferences (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Rights and Preferences) and (B) the obligation to deliver to the Holders of Series C Preferred Stock such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6(F), such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to Holders of a Majority of the Series C Preferred Stock, stating that the rights of such Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect and the terms hereof, including, without limitation, all of the provisions of this
                Section 6(F) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any conversion of Preferred Stock or exercise of any rights pursuant hereto.

         7. Status of Converted and Redeemed Shares; Limitations on Series C Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series C Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series C Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series C Preferred Stock. Except as provided in the Main Agreement, the Company will not issue any further shares of Series C Preferred Stock. Except for redemptions pursuant to Section 6(B), the Company shall have no right to redeem the shares of Series C Preferred Stock without the consent of a Majority of the Holders.

--------------------------------------------------------------------------------
                MICHIGAN DEPARTMENT OF LABOR AND ECONOMIC GROWTH
                          BUREAU OF COMMERCIAL SERVICES
--------------------------------------------------------------------------------
Date Received

-------------------------------------------------
Name                                                Effective Date:
Douglas S. Parker c/o Dykema Gossett PLLC
-------------------------------------------------
Address
39577 Woodward Avenue, Suite 300
-------------------------------------------------
City                 State         Zip Code
Bloomfield Hills      MI            48304
--------------------------------------------------------------------------------
         DOCUMENT WILL BE RETURNED TO THE NAME AND ADDRESS ENTERED ABOVE.

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
              For use by Domestic Profit and Nonprofit Corporations

Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: Champion Enterprises, Inc.

2.   The identification number assigned by the Bureau is: 419-343

3. Article III of the Articles of Incorporation is hereby amended to add a Certificate of Resolution setting forth the rights and preferences of Series B-2 Cumulative Convertible Preferred Stock of Champion Enterprises, Inc.

     SEE ATTACHED FOR AMENDED PROVISIONS TO ARTICLE III.

4. This amendment was duly authorized on the 1st day of March, 2004 by unanimous consent of the Board of Directors of the Corporation pursuant to and as permitted by Article III of the Corporation's Articles of Incorporation as amended on May 7, 1997.

Signed this 1st day of March, 2004

By:  /s/ John J. Collins, Jr.
     --------------------------------------------
     John J. Collins, Jr.
Its: Senior Vice President, General Counsel
     and Secretary

Name of person remitting fees:

Dykema Gossett PLLC

Preparer's name and business telephone number:

Douglas S. Parker
248-203-0703

                      CERTIFICATE OF RIGHTS AND PREFERENCES

                                       OF

                SERIES B-2 CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                           CHAMPION ENTERPRISES, INC.

                            CERTIFICATE OF RESOLUTION

         Pursuant to Section 450.1302 of the Michigan Business Corporation Act, CHAMPION ENTERPRISES, INC., a corporation organized and existing under the laws of the State of Michigan, hereby certifies that the following resolution was duly adopted by the Board of Directors of the Company on March 1, 2004 pursuant to authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the Company, which authorizes the issuance of up to Five Million (5,000,000) shares of preferred stock, no par value.

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company and pursuant to the provisions of the Articles of Incorporation, the Board of Directors hereby creates a series of preferred stock, herein designated and authorized as the Series B-2 Cumulative Convertible Preferred Stock, no par value, which shall consist of Twelve Thousand (12,000) of the Five Million (5,000,000) shares of preferred stock which the Company now has authority to issue, and the Board of Directors hereby fixes the powers, designations and preferences and the relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof as follows:

         1. Number. The number of shares constituting the Series B-2 Cumulative Convertible Preferred Stock shall be Twelve Thousand (12,000).

         2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

         "Acquiring Person" means, in connection with any Business Combination, the continuing or surviving corporation of a consolidation or merger with the Company (if other than the Company), the transferee of all or substantially all of the properties or assets of the Company, the corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, the entity or group acting in concert acquiring or possessing the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected, or, in the case of a capital reorganization or reclassification, the Company.

         "Acquisition Price" means (i) the Daily Market Price of the Common Stock on the date immediately preceding the date on which a Business Combination is consummated, or (ii) if a purchase, tender or exchange offer is made by the Acquiring Person (or by any of its affiliates) to the holders of the Common Stock and such offer is accepted by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock, the greater of (x) the price determined in accordance with the provisions of the foregoing clause (i) of this sentence and (y) the Daily Market Price on the date immediately preceding the acceptance of such offer by the holders of more than fifty percent (50%) of the outstanding shares of Common Stock.

         "Articles" means the Restated Articles of Incorporation of the Company, as amended.

         "Average Market Price" means, with respect to any reference date, the average of the Daily Market Prices of the Common Stock for the thirty (30) Business Days ending on and including the third Business Day before such reference date, but not greater than the average of the Daily Market Prices of the Common Stock for the five (5) Business Days ending on and including the twenty-eighth Business Day before such reference date.

         "Board" means the Board of Directors of the Company.

         "Business Combination" is defined in Section 6(F)(i).

         "Business Day" means any day on which the Common Stock may be traded on the NYSE, or if not admitted for trading on the NYSE, on any day other than a Saturday, Sunday or holiday on which banks in New York City are required or permitted to be closed.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, limited partnership, limited liability company or other equity interests of such Person.

         "Cash Redemption Closing Date" is defined in Section 6(B)(ii).

         "Certificate of Rights and Preferences" means this Certificate of Rights and Preferences of the Series B-2 Preferred Stock.

         "Common Stock" means the Company's common stock, par value one dollar ($1.00) per share, and any Capital Stock for or into which such Common Stock hereafter is exchanged, converted, reclassified or recapitalized by the Company or pursuant to a Business Combination to which the Company is a party.

         "Company" means Champion Enterprises, Inc., a Michigan corporation.

         "Conversion Closing Date" is defined in Section 6(A)(i).

         "Conversion Notice" is defined in Section 6(A)(i).

          "Conversion Price" means the greater of (i) one hundred and twenty percent (120%) of the Average Market Price calculated as of the Subsequent Closing Date (as defined in the Main Agreement) and (ii) seven dollars and fifty cents ($7.50), in each case subject to adjustment for stock splits, recombinations, stock dividends and the like.

         "Conversion Rate" means (i) the Stated Value of one share of Series B-2 Preferred Stock plus accrued and unpaid dividends divided by (ii) the Conversion Price.

         "Daily Market Price" means, on any date, the amount per share of the Common Stock (or, for purposes of determining the Daily Market Price of the common stock of an Acquiring Person or its Parent under Section 6(F), the common stock of such Acquiring Person or such Parent), equal to (i) the daily volume-weighted average price on the NYSE or, if no such sale takes place on such date, the average of the closing bid and asked prices on the NYSE thereof on such date, in each case as reported by Bloomberg, L.P. (or by such other Person as the Holder and the Company may agree), or (ii) if such Common Stock or common stock of an Acquiring Person or its Parent is not then listed or admitted to trading on the NYSE, the higher of (x) the book value per share thereof as determined by any firm of independent public accountants of recognized standing selected by the Board of Directors of the Company as of the last day of any month ending within sixty (60) days preceding the date as of which the determination is to be made or (y) the fair value per share thereof determined in good faith by the Board of Directors of the Company as of a date which is no more than ten (10) Business Days before and excluding the date as of which the determination is to be made.

         "Dividend Payment Date" is defined in Section 3(A).

         "Dividend Period" is defined in Section 3(A).

         "Dividend Rate" means a rate equal to five percent (5%) per annum times the Stated Value subject to Sections 3(E) and 3(F).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fletcher" means Fletcher International, Ltd. a company organized under the laws of Bermuda, together with its successors.

         "Holder" shall mean a holder of Series B-2 Preferred Stock.

         "Issue Date" means with respect to any shares of Series B-2 Preferred Stock the original date of issuance of such shares of Series B-2 Preferred Stock.

         "Junior Securities" means Capital Stock that, with respect to dividends and distributions upon Liquidation, ranks junior to the Series B Preferred Shares (as defined in the Main Agreement), including but not limited to Common Stock, Series A Preferred Stock, and any other class or series of Capital Stock issued by the Company or any Subsidiary of the Company on or after the date of the Main Agreement, but excluding any Parity Securities and Senior Securities issued (i) to Fletcher or its authorized assignees under the Main Agreement,
(ii) with the approval of the Holders of a Majority of the Series B-2 Preferred Stock or (iii) upon the conversion, redemption or exercise of securities described in clause (i) or (ii).

         "Liquidation" means the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided, however, that a consolidation, merger or share exchange shall not be deemed a Liquidation, nor shall a sale, assignment, conveyance, transfer, lease or other disposition by the Company of all or substantially all of its assets, which does not involve a distribution by the Company of cash or other property to the holders of Common Stock, be deemed to be a Liquidation.

         "Liquidation Preference" is defined in Section 4.

         "Main Agreement" means the Agreement dated as of June 29, 2001, between the Company and Fletcher pursuant to which twenty thousand (20,000) shares of Series B-1 Preferred Stock are to be issued by the Company, including all schedules and exhibits thereto.

         "Majority of the Series B-2 Preferred Stock" means more than fifty percent (50%) of the then outstanding shares of Series B-2 Preferred Stock.

         "NYSE" shall have the meaning set forth in the Main Agreement.

         "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders of the Series B-2 Preferred Stock at any time shall be entitled to receive, or shall have received, upon conversion or redemption of the Series B-2 Preferred Stock in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

         "Parent" means, as to any Acquiring Person, any corporation that (i) controls the Acquiring Person directly or indirectly through one or more intermediaries, (ii) is required to include the Acquiring Person in the consolidated financial statements contained in such Parent's Annual Report on Form 10-K (if the Parent is required to file such a report) and (iii) is not itself included in the consolidated financial statements of any other Person (other than its consolidated subsidiaries).

         "Parity Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, is pari passu with the Series B-2 Preferred Stock including the Series C Preferred Stock and the Series B Preferred Shares (as defined in the Main Agreement).

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Preferred Stock" means the Company's preferred stock authorized pursuant to the provisions of the Articles.

         "Record Date" is defined in Section 3(A).

         "Redemption Amount" means a dollar amount for each share of the then-outstanding Series B-2 Preferred Stock redeemed by such Holder equal to the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such redemption.

         "Redemption Notice" is defined in Section 6(B)(i).

         "Redemption Notice Date" is defined in Section 6(B)(i).

         "Registered Common Stock" means Common Stock that has been registered under the Securities Act and is freely tradable.

         "Restatement" means that Champion adversely restates net income or shareholders' equity, in any material respect, in any portion of its financial statements as included in a Form 10-K or Form 10-Q filed with the Securities and Exchange Commission in the form of an amendment thereto, press release, Form 8-K or any other method except as is required as a result of a change occurring after the date of the Main Agreement in (i) applicable law or (ii) generally accepted accounting principles promulgated by the Financial Accounting Standards Board or the Securities and Exchange Commission, which change is implemented by the Company in the manner and at the time prescribed by such law or such generally accepted accounting principle.

         "Restatement Conversion Price" means one hundred twenty percent (120%) of the Average Market Price calculated on the date ninety (90) days after and excluding the Restatement Date.

         "Restatement Date" means the most recent date on which a Restatement occurs.

         "Restatement Notice" means a written notice from Champion to Fletcher,
(i) stating the Restatement Date and (ii) including the documents in which the Restatement was publicly disclosed.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

         "Senior Securities" means any class or series of Capital Stock that, with respect to dividends or distributions upon Liquidation, ranks senior to the Series B-2 Preferred Stock.

         "Series A Preferred Stock" means the Series A Preferred Stock of the Company, the powers, designations, preferences and relative, participating, optional and other special rights of which are specified in the Articles.

         "Series B-1 Preferred Stock" means the Series B-1 Cumulative Convertible Preferred Stock of the Company or successor as contemplated by
Section 6(F)(ii).

         "Series B-2 Preferred Stock" means the Series B-2 Cumulative Convertible Preferred Stock of the Company or successor as contemplated by
Section 6(F)(ii).

         "Series C Preferred Stock" means the Series C Cumulative Convertible Preferred Stock of the Company or successor.

         "Series C Preferred Stock Agreement" means the Agreement by and between the Company and Fletcher International, Ltd. dated as of March 29, 2002 relating to the sale of Series C Preferred Stock and a warrant.

         "Stated Value" is an amount equal to one thousand dollars ($1,000) per share of Series B-2 Preferred Stock.

         "Stock Redemption Closing Date" is defined in Section 6(B)(iii).

         "Subsidiary" of a Person means (i) a corporation, a majority of whose stock with voting power, under ordinary circumstances, to elect directors is at the time of determination, directly or indirectly, owned by such Person or by one or more Subsidiaries of such Person, or (ii) any other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a least a majority ownership interest.

         The foregoing definitions will be equally applicable to both the singular and plural forms of the defined terms.

         3. Dividends and Distributions.

                  (A) Holders shall be entitled to receive out of the assets of the Company legally available for that purpose, dividends at the Dividend Rate to be paid in accordance with the terms of this Section
         3. Such dividends shall be fully cumulative from the Issue Date, shall accumulate regardless of whether the Company earns a profit and shall be payable in arrears, when and as declared by the Board, on March 31, June 30, September 30 and December 31 of each year (each such date being herein referred to as a "Dividend Payment Date"), commencing on September 30, 2001. The period from the Issue Date to September 30, 2001, and each quarterly period between consecutive Dividend Payment Dates shall hereinafter be referred to as a "Dividend Period." The dividend for any Dividend Period for any share of Series B-2 Preferred Stock that is not outstanding on every day of the Dividend Period shall be prorated based on the number of days such share was outstanding during the period. Each such dividend shall be paid to the Holders of record as their names appear on the share register of the Company on the corresponding Record Date. As used above, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other record date designated by the Board with respect to the dividend payable on such respective Dividend Payment Date not exceeding thirty (30) days preceding such Dividend Payment Date. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on a date designated by the Board, not exceeding thirty (30) days preceding the payment date thereof, as may be fixed by the Board. For purposes of determining the amount of dividends accrued as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the Dividend Rate for the actual number of days elapsed from and including the Issue Date (in case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in case of any other date) to the date as of which such determination is to be made, based on a three hundred sixty (360) day year.

                  (B) Dividends payable on the Series B-2 Preferred Stock may be paid, at the option of the Company, either in cash or by the issuance of Registered Common Stock, provided, however, that the Company's right to pay dividends on any Dividend Payment

         Date by the issuance of Registered Common Stock shall continue only so long as the number of shares of Common Stock issued and issuable under the Main Agreement (including one year of dividends from such Dividend Payment Date, assuming that all such dividends will be paid in shares of Common Stock as they accrue) and all previously issued and issuable shares of Common Stock and all issued and issuable but unconverted Series B Preferred Shares (as defined in the Main Agreement) (on an as-converted basis as of that date) does not exceed seventeen and one-half percent (17.5%) of the Original Number (as defined in the Main Agreement), or, if such number of shares exceeds seventeen and one-half percent (17.5%) of the Original Number and does not exceed nineteen and ninety-nine one-hundredths percent (19.99%) of the Original Number, the Company has notified its shareholders of a shareholder's meeting for the purpose of voting on a Required Consent (as defined in the Main Agreement) in accordance with the Main Agreement and has used and is using its best efforts to obtain the Required Consent. Although it is the intent and view of the Company that the issuance of Common Stock with respect to Series B Preferred Shares (as defined in the Main Agreement) is to be treated as independent of any issuance of Common Stock with respect to Series C Preferred Stock, in the event any such issuances of Common Stock are deemed to be related pursuant to the listing requirements and rules of the NYSE by the NYSE, the provisions of this Section 3(B) (including, but not limited to, the obligation to obtain the Required Consent) shall be deemed to apply to the number of shares of Common Stock in the aggregate issued and issuable with respect to both the Series B Preferred Shares (as defined in the Main Agreement) and the Series C Preferred Stock. Subject to the foregoing, payments on any Dividend Payment Date shall be made in Registered Common Stock unless the Company notifies the Holders in writing of its intention to pay cash on or before, but no more than fifteen (15) days before, and including, the immediately preceding Dividend Payment Date. The number of shares of Registered Common Stock to be issued shall be determined by dividing the cash amount of the dividend otherwise payable by the Average Market Price calculated as of such Dividend Payment Date; provided, however, if the Company shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the number of shares of Registered Common Stock to be issued shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during the period used for calculating such Average Market Price. The number of shares of Registered Common Stock to be issued as a dividend shall be rounded up to the nearest whole share after aggregating all shares of Series B-2 Preferred Stock owned by a Holder.

                  (C) If, on any Dividend Payment Date, the Company fails to pay dividends, then until the dividends that were scheduled to be paid on such date are paid, such dividends shall cumulate and shall accrue additional dividends to and including the date of payment thereof at the Dividend Rate then in effect, compounded quarterly on each subsequent Dividend Payment Date. Unpaid dividends for any period less than a full Dividend Period shall cumulate on a day to day basis and shall be computed on the basis of a three hundred sixty (360) day year.

                  (D) So long as any shares of the Series B-2 Preferred Stock shall be outstanding, (i) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Junior Securities, (ii) the Company shall not and shall not allow its Subsidiaries to declare or pay any dividend whatsoever, whether in cash, property or otherwise, set aside any cash or property for the payment of dividends, or make any other distribution on any Parity Securities, except for dividends paid to the Company or any of its wholly-owned Subsidiaries and dividends paid on the Series B Preferred Shares (as defined in the Main Agreement) and the dividends paid on the Series C Preferred Stock and (iii) the Company shall not and shall not allow its Subsidiaries to repurchase, redeem or otherwise acquire for value or set aside any cash or property for the repurchase or redemption of any Junior Securities or Parity Securities, unless in each such case (x) all dividends to which the Holders of the Series B-2 Preferred Stock shall have been entitled to receive for all previous Dividend Periods shall have been paid and dividends for the subsequent four Dividend Periods shall have been designated and set aside and (y) a dividend (including the amount of any dividends paid pursuant to the provisions of Section 3(A)) is paid with respect to all outstanding shares of Series B-2 Preferred Stock in an amount for each such share of Series B-2 Preferred Stock equal to the aggregate amount of such dividend for the number of shares of Common Stock equal to (i) the Stated Value plus any accrued but unpaid dividends as of the record date of such dividend divided by (ii) the Conversion Price (or in the event of a Restatement, the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) on such record date (or, if such record date is not a Business Day, the last Business Day preceding such record date).

                  (E) Whenever, at any time or times, dividends payable on any Series B Preferred Share (as defined in the Main Agreement) or any share of Series C Preferred Stock shall be in arrears in an aggregate amount greater than two (2) quarterly dividends, the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date that all accrued and unpaid dividends shall have been declared and paid in full.

                  (F) Whenever, at any time or times (i) an Issuance Blockage (as defined in the Main Agreement or in the Series C Preferred Stock Agreement) shall exist at any time ninety (90) calendar days after and excluding the date of the first Excess Rights Notice (as defined in the Main Agreement or in the Series C Preferred Stock Agreement) or (ii) the Company shall fail to redeem any Series B Preferred Shares (as defined in the Main Agreement) or any shares of Series C Preferred Stock for cash by the date it is obligated to do so under Section 6(B) hereof or under Section 6(B) of any Subsequent Certificates of Rights and Preferences (as defined in the Main Agreement) or the Certificate of Rights and Preferences of the Series C Preferred and such failure to pay cash is ongoing, then (x) the Dividend Rate shall mean a rate equal to fifteen percent (15%) per annum times the Stated Value until such date as the circumstances described in clause (i) and (ii) no longer exist and (y) all dividends payable with respect to such periods shall be paid in additional shares of Series B-2 Preferred Stock.

                  4. Liquidation Preference. In the event of any Liquidation, after payment or provision for payment by the Company of the debts and other liabilities of the Company and the liquidation preference of any Senior Securities that rank senior to the Series B-2 Preferred Stock with respect to distributions upon Liquidation, each Holder shall be entitled to receive an amount in cash for each share of the then outstanding Series B-2 Preferred Stock held by such Holder equal to the greater of (a) the Stated Value per share plus an amount equal to all accrued but unpaid dividends thereon, whether or not earnings are available in respect of such dividends or such dividends have been declared, to and including the date full payment is tendered to the Holders with respect to such Liquidation and no more and (b) the amount the Holders would have received if the Holders had converted all outstanding shares of Series B-2 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the date of such Liquidation (such greater amount being referred to herein as the "Liquidation Preference"), before any distribution shall be made to the holders of any Junior Securities (and any Senior Securities or Parity Securities that, with respect to distributions upon Liquidation, rank junior to the Series B-2 Preferred Stock) upon the Liquidation of the Company. In case the assets of the Company available for payment to the Holders are insufficient to pay the full Liquidation Preference on all outstanding shares of the Series B-2 Preferred Stock and all outstanding shares of Parity Securities and Senior Securities that, with respect to distributions upon Liquidation, are pari passu with the Series B-2 Preferred Stock in the amounts to which the holders of such shares are entitled, then the entire assets of the Company available for payment to the Holders and to the holders of such Parity Securities and Senior Securities shall be distributed ratably among the Holders of the Series B-2 Preferred Stock and the holders of such Parity Securities and Senior Securities, based upon the aggregate amount due on such shares upon Liquidation. Written notice of any Liquidation of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by facsimile and overnight delivery not less than ten (10) days prior to the payment date stated therein, to the Holders of record of the Series B-2 Preferred Stock, if any, at their respective addresses as the same shall appear on the books of the Company.

                  5. Voting Rights. The Holders shall have the following voting rights with respect to the Series B-2 Preferred Stock:

                           (A) Each share of Series B-2 Preferred Stock shall
                  entitle the holder thereof to the voting rights specified in
                  Section 5(B) and no other voting rights except as required by law.

                           (B) The consent of the Holders of at least a Majority
                  of the Series B-2 Preferred Stock, voting separately as a single class with one vote per share, in person or by proxy, either in writing without a meeting or at an annual or a special meeting of such Holders called for the purpose, shall be necessary to:

                                    (i) amend, alter or repeal any of the
                           provisions of the Articles, including the Certificate of Rights and Preferences, or Bylaws of the Company so as to:

                                             A. change any of the rights,
                                    preferences or privileges of Holders.
                                    Without limiting the generality of the
                                    preceding sentence, such change includes any action that would:

                                                      1. Reduce the Dividend
                                             Rate on the Series B-2 Preferred
                                             Stock, or make such dividends
                                             non-cumulative, or defer the date
                                             from which dividends will accrue,
                                             or cancel accrued and unpaid
                                             dividends, or change the relative
                                             seniority rights of the holders of
                                             Series B-2 Preferred Stock as to
                                             the payment of dividends in
                                             relation to the holders of any
                                             other capital stock of the Company;

                                                      2. Reduce the amount
                                             payable to the holders of the
                                             Series B-2 Preferred Stock upon the
                                             voluntary or involuntary
                                             liquidation, dissolution, or
                                             winding up of the Company, or
                                             change the relative seniority of
                                             the liquidation preferences of the
                                             holders of the Series B-2 Preferred
                                             Stock to the rights upon
                                             liquidation of the holders of any
                                             other capital stock of the Company;

                                                      3. Make the Series B-2
                                             Preferred Stock redeemable at the
                                             option of the Company, except as
                                             provided in Section 6 hereof.

                                             B. authorize, create or issue any
                                    shares of Parity Securities or Senior
                                    Securities (or amend the provisions of any existing class of Capital Stock to make such class of Capital Stock a class of Parity Securities or Senior Securities) on any date before and excluding January 4, 2003, when there shall be issued and outstanding Series B Preferred Shares (as defined in the Main Agreement) with an aggregate Redemption Amount of at least twenty million dollars ($20,000,000).

                                    (ii) permit any Subsidiary of the Company to
                           issue or sell, or obligate itself to issue or sell, except to the Company or any wholly owned Subsidiary, any Capital Stock of such Subsidiary; or

                                    (iii) increase or decrease (other than by
                           redemption or conversion) the total number of authorized shares of Preferred Stock or amend any provisions of any Parity Securities or Senior Securities so as to make such Parity Securities or Senior Securities redeemable by the Company.

                                    (iv) Notwithstanding the foregoing, so long
                           as the Company complies with the requirements of
                           Section 6(F) of this Certificate of Rights and Preferences and Section 11 of the Main Agreement, with respect to a Business Combination, such Business Combination shall not be deemed to alter or change the powers, preferences or rights of the Series B-2 Preferred Stock in any manner.

                  6. Conversion and Redemption.

                           (A) Procedure for Conversion.

                                    (i) Shares of Series B-2 Preferred Stock are
                           convertible into Registered Common Stock (or, at the sole option of the Holder, unregistered Common Stock) at the Conversion Rate per share (in the event of a Restatement, for purposes of calculating the Conversion Rate, the Conversion Price shall equal the Restatement Conversion Price, if the Restatement Conversion Price is lower than the then-current Conversion Price) (i) at the option of the Holder thereof at any time, from time to time, in whole or in part, and (ii) at the option of the Company any time on or after July 3, 2006, for all but not less than all of the shares of Series B-2 Preferred Stock if (x) the Daily Market Price exceeds two hundred percent (200%) of the Conversion Price on at least twenty-five (25) Business Days during a period of thirty (30) consecutive Business Days and (y) the Company has sufficient Registered Common Stock to deliver to the Holder or Holders upon the closing of such conversion. The Conversion of shares of Series B-2 Preferred Stock at the option of the Holder may be effected by delivering a duly executed written Preferred Stock Conversion Notice, in form and substance as attached to the Main Agreement as Annex G (the "Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Company's address set forth in Section 20 of the Main Agreement. The closing of such exercise shall take place (a) on the second Business Day following and excluding the date the Conversion Notice is delivered, (b) such later date as the conditions set forth in Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the exercising Holder and the Company mutually agree (the "Conversion Closing Date"). Conversion of shares of Series B-2 Preferred Stock at the option of the Company may be effected by delivering a duly executed written notice to all Holders substantially in the form attached as Annex J to the Main Agreement (the "Five Year Conversion Notice"), by facsimile, mail or overnight courier delivery, to the Holder's address set forth in
                           Section 20 of the Main Agreement; the Conversion Closing Date shall be (a) the twenty-fifth Business Day after and excluding the date the Five Year Conversion Notice is delivered to the Holders, (b) such later date as the conditions set forth in
                           Section 6(A)(ii) have been waived or satisfied or (c) any other date upon which the Company and the Holders mutually agree; such conversion shall apply to only those shares of Series B-2 Preferred Stock still outstanding on such Conversion Closing Date.

                                    (ii) It shall be a condition of the
                           converting Holder's obligation to close that each of the following are satisfied, unless waived by such
                           Holder:

                                             A. (1) the representations and
                                    warranties made by the Company in the Main
                                    Agreement shall be true and correct as of the Conversion Closing Date, except those representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date;
                                    (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such conversion shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                                             B. On the Conversion Closing Date,
                                    the Company shall have delivered to the
                                    Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c), (d), (e), (f) and subsection (i) of (g) of Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                                             C. As of the Conversion Closing
                                    Date, the Company shall have delivered to the Holder all Restatement Notices required to be delivered following a Restatement.

         The Company shall use its commercially reasonable efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived prior to the third Business Day following and excluding the date the Conversion Notice is delivered, then the Holder may, at its sole option, and at any time, withdraw the Conversion Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Conversion Notice and may submit a Conversion Notice with respect to the shares referenced in the withdrawn Conversion Notice at any time.

                                    (iii) Each conversion of Series B-2
                           Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the Business Day on which the Conversion Notice is delivered as provided in Section 6(A)(i), and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such conversion as provided in Section 6(A)(iv) shall be deemed to have become the holder or holders of record thereof. The foregoing notwithstanding, such conversion shall not be deemed effective if and as of the date that the Holder delivers written notice of withdrawal to the Company as set forth in Section 6(A)(ii) above.

                                    (iv) On the Conversion Closing Date, the
                           Holder shall surrender the certificate representing the shares of Series B-2 Preferred Stock to be converted to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and such Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder is entitled upon such conversion.

                                    (v) On the Conversion Closing Date, the
                           Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder whose Series B-2 Preferred Stock is being converted via book-entry transfer (if available to the Company), or if such Holder shall direct, at such address specified by the Holder via reputable overnight courier, one or more certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) to which such Holder shall be entitled upon such conversion, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the date of such conversion, and, in case such conversion is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series B-2 Preferred Stock which have not been converted into Registered Common Stock (or Other Securities or, if appropriate, unregistered Common Stock) upon such conversion.

                                    (vi) The Company shall deliver a Restatement
                           Notice to the Holder no later than two (2) days after and excluding each Restatement Date.

                           (B) Procedure for Redemption.

                                    (i) Redemption of the Series B-2 Preferred
                           Stock shall occur under any of the following circumstances:

                                             A. At any time on or after July 3,
                                    2003, a Holder of Series B-2 Preferred Stock may require the Company to redeem any or all shares of Series B-2 Preferred Stock held by such Holder by delivering an optional redemption notice to the Company substantially in the form attached as Annex C to the Main Agreement (a "Redemption Notice"). The date such Redemption Notice is delivered shall be the "Redemption Notice Date". All such redemptions shall be made for shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii), unless the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects to redeem such shares for cash. The Holder may not redeem Series B Preferred Shares (as defined in the Main Agreement) and Series C Preferred Stock with an aggregate Redemption Amount greater than thirty million dollars ($30 million) in any twelve-month period. In the event that the aggregate value of the Common Stock to be received by a Holder pursuant to this
                                    Section 6(B)(i)(A) is less than the amount such Holder would have received upon redemption if such Holder had converted the Series B-2 Preferred Stock subject to the Redemption Notice into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding the Redemption

                                    Notice Date (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common
                                    Stock with an aggregate value equivalent to such amount in lieu of the amount of Common Stock that would otherwise be issuable pursuant to this Section 6(B)(i)(A).

                                             B. On July 3, 2008, the Company
                                    shall redeem all of the Series B-2 Preferred
                                    Stock held by all Holders. All such
                                    redemptions shall be made for shares of
                                    Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock) pursuant to Section 6(B)(iii), unless the Company satisfies the conditions for cash redemption set forth in Section 6(B)(ii) and elects to redeem such shares for cash. In the event that the aggregate value of the Common Stock and cash, if any, to be received by a Holder pursuant to this
                                    Section 6(B)(i)(B) is less than the amount such Holder would have received upon redemption if such Holder had converted all of such Holder's Series B-2 Preferred Stock into Common Stock in accordance with the provisions of Section 6(A) hereof as of the Business Day immediately preceding July 3, 2008 (as if the Conversion Notice had been delivered on such date and the Conversion Closing Date had occurred on such date), then such Holder shall receive Common Stock and cash, if any, pursuant to Section 6(B)(ii) or Section 6(B)(iii), as the case may be, with an aggregate value equivalent to such amount in lieu of the amount of Common Stock and cash, if any, that would otherwise be issuable pursuant to this
                                    Section 6(B)(i)(B).

                                    (ii) If the Company is permitted under the
                           terms of its then outstanding credit facilities and elects in a writing substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before the fifth Business Day following and excluding the date of the Redemption Notice (or, in the case of redemption pursuant to Section 6(B)(i)(B), by May 29, 2008 (the "Seven Year Redemption Reference Date")) (each such date, a "Redemption Reference Date") to redeem such shares for cash, then (a) such shares shall be redeemed for cash, (b) the closing of such redemption shall take place on the second Business Day after and excluding the end of the calendar quarter in which the Redemption Reference Date occurs, provided that if the Redemption Reference Date is less than thirty
                           (30) days before and excluding the end of such calendar quarter, then such closing shall occur on the thirtieth (30th) day after and excluding the Redemption Reference Date, unless otherwise agreed in writing by the Company and the redeeming Holder (or, in the case of a cash redemption pursuant to Section 6(B)(i)(B), by July 3, 2008) (each such date, a "Cash Redemption Closing Date") and (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series B-2 Preferred Stock shall be for cash. At such closing, the Holder shall surrender the certificate representing the shares of Series B-2 Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement, and the Company shall deliver to the Holder via wire transfer of immediately available U.S. funds cash equal to the aggregate Redemption Amount of such shares calculated as of the Cash Redemption Closing Date. In the case of a cash redemption pursuant to Section 6(B)(i)(B), if the Company acting in good faith is unable to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date and certifies such circumstance in a writing signed by the Chief Executive Officer and the Chief Financial Officer of the Company that is delivered to the Holder before the Cash Redemption Closing Date, then
                           (x) (without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) the Company may redeem such shares for Registered Common Stock as set forth in Section 6(B)(iii), (y) the Stock Redemption Closing Date shall be the thirty-fifth (35th) calendar day after and excluding the date on which the Holder receives such notice (provided that the Holder may, by written notice to the Company, accelerate this date to the second (2nd) Business Day after and excluding the date the Company receives notice from such Holder), and (z) the rights of the Holder under this Certificate of Rights and Preferences (other than the accrual of dividends under Section 3 and the right to receive consideration for redemption as set forth herein) shall cease as of July 3, 2008 (provided that if the Company fails to redeem such shares on the Stock Redemption Closing Date provided above, then all such rights shall be reinstated in full). In the case of redemptions pursuant to Section 6(B)(i)(A) only, if the Company fails to tender cash as provided in this Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to (1) withdraw the Redemption Notice by written notice to the Company and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. In the case of redemptions pursuant to Section 6(B)(i)(B) only, if the Company fails to tender cash as provided in this
                           Section 6(B)(ii) on or before the Cash Redemption Closing Date, then the Holder may, at its sole option (and without limiting any other available remedies, including without limitation under Section 3(F) or at law or in equity) elect to receive shares of Registered Common Stock as set forth in Section 6(B)(iii), in which case the Stock Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of such election. If such redemption is for only part of the shares represented by the certificate surrendered, the Company shall send a new Preferred Stock certificate of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Series B-2 Preferred Stock which have not been redeemed via reputable overnight courier to such address specified by the Holder.

                                    (iii) If the Company elects in a writing
                           substantially in the form attached as Annex D to the Main Agreement delivered to the redeeming Holder on or before the fifth Business Day following and excluding the Redemption Notice Date to redeem such shares of Series B-2 Preferred Stock for shares of Registered Common Stock, or if the Company fails to timely elect cash redemption as set forth in Section 6(B)(ii), then (a) all such shares shall be redeemed for Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock), and (b) the closing of such redemption shall take place on the earlier of
                           (1) the second Business Day after and excluding the delivery of the Company's election and (2) the seventh Business Day after and excluding the Redemption Notice Date, or on such other date as the Company and such Holder agree in writing (the "Stock Redemption Closing Date") and (c) unless otherwise agreed in writing by the Holder and the Company, all future redemptions of Series B-2 Preferred Stock shall be for Registered Common Stock. At such closing, the Holder shall surrender the certificate representing the shares of Series B-2 Preferred Stock to be redeemed to the Company at the address set forth for notices to the Company in Section 20 of the Main Agreement and the Company at its expense (including the payment by it of any applicable issue taxes) shall cause to be issued in the name of and delivered to the Holder whose Series B-2 Preferred Stock is being redeemed via book-entry transfer (if available to the Company), the number of duly authorized, validly issued, fully paid and nonassessable shares of Registered Common Stock (unless the Holder expressly consents in writing to the issuance of unregistered Common Stock in which case all references to Registered Common Stock in this Section 6(B)(iii) shall be to unregistered Common Stock, but only with respect to the shares of Common Stock subject to such Redemption Notice) to which such Holder shall be entitled upon such redemption, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Daily Market Price per share on the Business Day immediately preceding the Stock Redemption Closing Date, and, in case such redemption is for only part of the shares represented by the certificate surrendered, at such address specified by the Holder via reputable overnight courier, a new Preferred Stock certificate of like tenor, calling in the aggregate on the face thereof for the number of shares of Series B-2 Preferred Stock which have not been redeemed. The number of shares of Registered Common Stock to be delivered at such closing shall equal the quotient of (x) the aggregate Redemption Amount of the shares of Series B-2 Preferred Stock being redeemed (calculated as of the Stock Redemption Closing Date) divided by (y) the greater of (1) the lesser of (A) the Average Market Price calculated as of the Redemption Notice Date, (B) the Daily Market Price on the date the Company delivers its election to redeem such shares for Registered Common Stock and
                           (C) if the Company fails to deliver an election to redeem such shares for Registered Common Stock by the fifth Business Day following and excluding the Redemption Notice Date, the Daily Market Price on the fifth Business Day following and excluding the Redemption Notice Date and (2) in the case of redemptions pursuant to Section 6(B)(i)(A) only (and not in case of redemption pursuant to Section 6(B)(i)(B)), an amount equal to the product of (a) the quotient of six dollars divided by eight dollars and fifty cents ($6.00/$8.50) times (b) the

                           Main Agreement Date Price (as defined in the
                           Certificate of Rights and Preferences of Series C Cumulative Convertible Preferred Stock). It shall be a condition of the redeeming Holder's obligation to close that each of the following are satisfied, unless waived by such Holder:

                                             A. (1) the representations and
                                    warranties made by the Company in the Main
                                    Agreement shall be true and correct as of the Stock Redemption Closing Date, except that those representations and warranties which only address matters on a particular date shall only be true and correct as of such date; (2) the Company shall have complied fully with all of the covenants and agreements in the Main Agreement; (3) all shares to be issued upon such redemption shall be registered under the Securities Act, shall be freely tradable and shall be duly listed and admitted to trading on the New York Stock Exchange, Nasdaq National Market or American Stock Exchange (unless, with respect to clause (3) only, the Holder expressly consents in writing to the issuance of unregistered Common Stock); and such Holder shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company dated such date and to the effect of clauses (1), (2) and (3).

                                             B. On the Stock Redemption Closing
                                    Date, the Company shall have delivered to the Holder an opinion of Dykema Gossett PLLC (or such other counsel reasonably satisfactory to such Holder) reasonably satisfactory to such Holder, dated the date of delivery, confirming in substance the matters covered in paragraphs (a), (b), (c),
                                    (d), (e), (f) and subsection (i) of (g) of
                                    Section 4 of the Main Agreement and to the effect that the offer and sale of such Registered Common Stock to such Holder hereunder do not require registration under the Securities Act.

                                             C. There shall not exist an
                                    Issuance Blockage (as defined in the Main
                                    Agreement) and the issuance of Common Stock shall not cause the Company to exceed the Maximum Number (as defined in the Main Agreement).

                           The Company shall use its best efforts to cause each of the foregoing conditions to be satisfied at the earliest possible date. If such conditions are not satisfied or waived on or before the Stock Redemption Closing Date, then the Holder may, at its sole option, and at any time, (1) withdraw the Redemption Notice by written notice to the Company regardless of whether such conditions have been satisfied or waived as of the withdrawal date and, after such withdrawal, shall have no further obligations with respect to such Redemption Notice and may submit a Redemption Notice with respect to the shares referenced in the withdrawn Redemption Notice at any time or (2) elect cash redemption as set forth in Section 6(B)(ii), in which case, the Cash Redemption Closing Date shall be the second Business Day after and excluding the date on which the Holder notifies the Company in writing of its election for cash redemption to the extent permitted under the terms of the Company's credit facilities set forth in Champion's SEC

                           Filings (as defined in the Main Agreement) made on or before the date of the Main Agreement and excluding any subsequent amendments or extensions thereto.

                           (C) The Company shall at all times reserve for
                  issuance such number of its shares of Common Stock as shall be required under the Main Agreement.

                           (D) The Company will procure, at its sole expense,
                  the listing of the Common Stock issuable upon conversion or redemption of the Series B-2 Preferred Stock and shares issuable as dividends hereunder, subject to issuance or notice of issuance, on all stock exchanges and quotation systems on which the Common Stock is then listed or quoted, no later than the date on which such Series B-2 Preferred Stock is issued to the Holder and thereafter shall use its best efforts to prevent delisting or removal from quotation of such shares. The Company will pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of the issuance or delivery of shares of Common Stock on conversion or redemption of shares of the Series B-2 Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involving the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B-2 Preferred Stock so converted or redeemed were registered, and no such issue and delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the reasonable satisfaction of the Company, that such tax has been paid.

                           (E) No fractional shares or scrip representing
                  fractional shares shall be issued upon the conversion or redemption of the Series B-2 Preferred Stock. If any such conversion or redemption would otherwise require the issuance of a fractional share of Common Stock, an amount equal to such fraction multiplied by the current Daily Market Price per share of Common Stock on the date of conversion or redemption shall be paid to the Holder in cash by the Company. If more than one share of Series B-2 Preferred Stock shall be surrendered for conversion or redemption at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion or redemption thereof shall be computed on the basis of the aggregate number of shares of Series B-2 Preferred Stock so surrendered.

                           (F) Business Combinations.

                                    (i) In case the Company after the date of
                           the Main Agreement is party to (a) any acquisition of the Company by means of merger or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the Acquiring Person or its Parent, Subsidiary or affiliate, (b) a sale of all or substantially all of the assets of the Company (on a consolidated basis) in a single transaction or series of related transactions, (c) any other transaction or series of related transactions by the Company in which the power to cast the majority of the eligible votes at a meeting of the Company's shareholders at which directors are elected is transferred to a single entity or group acting in concert, or (d) a capital reorganization or reclassification of the Common Stock or Other Securities (other than a reorganization or reclassification in which the Common Stock or Other Securities are not converted into or exchanged for cash or other property, and, immediately after consummation of such transaction, the shareholders of the Company immediately prior to such transaction own the Common Stock, Other Securities or other voting stock of the Company in substantially the same proportions relative to each other as such shareholders owned immediately prior to such transaction), then, and in the case of each such transaction (each of which is referred to herein as "Business Combination"), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the Holder of each unconverted and unredeemed share of Series B-2 Preferred Stock, upon conversion or redemption hereof at any time after the consummation of such Business Combination, shall be entitled to receive upon such conversion or redemption, in lieu of the cash, Common Stock or Other Securities issuable upon such conversion or redemption prior to such consummation, any of the following, as shall be elected, in whole or in part, from time to time, by such Holder:

                                             A. the stock and other securities,
                                    cash and property to which such Holder would have been entitled upon such consummation if such Holder had converted such Series B-2 Preferred Stock immediately prior thereto;

                                             B. the stock and other securities,
                                    cash and property to which such Holder would have been entitled upon such consummation if
                                    (i) such Holder had elected redemption of such Series B-2 Preferred Stock, with the Redemption Notice Date occurring immediately prior thereto (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) and (ii) the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto

                                             C. the number of shares of common
                                    stock of the Acquiring Person or its Parent, at the election of the Holder, determined by dividing (A) the amount equal to the product obtained by multiplying (1) the number of shares of the Company's Common Stock (or Other Securities) to which such Holder would have been entitled had such holder converted such Series B-2 Preferred Stock immediately prior to such consummation, times (2) the greater of the Acquisition Price and the Conversion Price in effect on the Business Day immediately preceding the date of such consummation, by (B) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation;

                                             D. the number of shares of common
                                    stock of the Acquiring Person or its Parent, at the election of the Holder, determined by dividing (A) the aggregate Redemption Amount of such shares of Series B-2 Preferred Stock by (B) the lesser of (1) the Average Market Price of the common stock of the Acquiring Person or its Parent, as the case may be, calculated as of the date the Business Combination is consummated, and (2) the quotient of (a) the product of (i) the Conversion Price (but if before such consummation the Company shall combine, subdivide or reclassify its Common Stock, shall declare any dividend payable in shares of Common Stock, or shall take any other action of a similar nature affecting such shares, this amount shall be adjusted to the extent appropriate to reflect such event or events) and (ii) the Daily Market Price per share of the common stock of the Acquiring Person or its Parent, as the case may be, on the Business Day immediately preceding the date of such consummation divided by (b) the Daily Market Price per share of the Company's Common Stock on the Business Day immediately preceding the date of such consummation. The foregoing notwithstanding, if the Acquiring Person or its Parent, as the case may be, shall combine, subdivide or reclassify its Common Stock, or shall declare any dividend payable in shares of its Common Stock, or shall take any other action of a similar nature affecting such shares, the conversion or redemption price in this clause (D) shall be adjusted to the extent appropriate to reflect such event, including appropriate adjustments to account for any such event that occurs during any of the measurement periods set forth in the previous sentence; or

                                             E. cash in an amount equal to one
                                    hundred thirty-three percent (133%) of the aggregate Redemption Amount of such shares of Series B-2 Preferred Stock;

                           provided, that if the Company delivers to such Holder a written notice in the form of Annex K to the Main Agreement (a "Business Combination Restriction Notice") no later than the fifteenth (15th) calendar day after and excluding the date on which the proposed Business Combination is first publicly disclosed and no later than the fifteenth (15th) calendar day before and excluding the closing date of such Business Combination, then in lieu of clauses
                           (A), (B), (C), (D) and (E) above and all other rights and preferences under this Certificate of Rights and Preferences, the Holder shall receive, on such closing date, in exchange for the shares of Series B-2 Preferred Stock then held by such Holder, (1) the stock and other securities, cash and property to which such Holder would have been entitled upon such closing date if such Holder had, (a) converted such Series B-2 Preferred Stock immediately prior to such closing date or (b) redeemed (notwithstanding any restrictions on redemption existing on such Redemption Notice Date) such Series B-2 Preferred Stock effective upon such closing date, calculated as if the Redemption Notice Date occurred immediately prior to such closing date and the Company had elected to redeem such shares for Registered Common Stock immediately prior thereto (the selection of (a) or (b) shall be made by such Holder in its sole discretion by written notice delivered to the Company no later than the third (3rd) Business Day before and including such closing date; provided that such Holder may change such election at any time if any material change shall occur in (i) the closing date,
                           (ii) the consideration deliverable to Common Stock holders in such Business Combination, (iii) the Acquisition Price, or (iv) any material term or condition of such Business

                           Combination) and (2) in addition to all consideration received by such Holder under clause (1) above, cash equal to the product of (x) the aggregate Redemption Amount of such shares of Series B-2 Preferred Stock multiplied by (y) the Merger Adjustment Percentage and provided further, that if such Holder converts or redeems shares of Series B-2 Preferred Stock on or after the date of delivery of the Business Combination Restriction Notice and before the date of closing of such Business Combination, then in addition to the stock and other securities, cash and property that such Holder has received, or is entitled to receive, upon the conversion or redemption of such shares, such Holder shall be entitled to receive upon the date of closing of such Business Combination the cash amount described in clause (2) above (but not the stock and other securities, cash and property described in clause (1) above) with respect to all such previously converted or redeemed shares. The "Merger Adjustment Percentage" shall equal the product of the Merger Payment Percentage multiplied by a fraction the numerator of which shall be the number of days remaining until the seventh (7th) anniversary of the Issue Date and the denominator of which shall be two thousand five hundred and twenty (2,520); provided that the Merger Adjustment Percentage shall not be less than zero percent (0%). The "Merger Payment Percentage" shall equal (A) fifty percent (50%) minus
                           (B) the product of (1) ten percent (10%) multiplied by (2) the quotient (which shall not be less than zero percent (0%)) of (x) the Acquisition Price in effect on the Business Day immediately preceding the date of such consummation minus the Conversion Price in effect on the Business Day immediately preceding the date of such consummation divided by (y) the Conversion Price in effect on the Business Day immediately preceding the date of such consummation.

                                    (ii) Notwithstanding anything contained
                           herein or in the Main Agreement to the contrary, the Company will not effect any Business Combination unless the requirements of Section 11 of the Main Agreement have been met and unless, prior to the consummation thereof, each Person (other than the Company) that may be required to deliver any stock, securities, cash or property upon conversion of Series B-2 Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holders of a Majority of the Series B-2 Preferred Stock, (A) the obligations of the Company under this Certificate of Rights and Preferences (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Rights and Preferences) and (B) the obligation to deliver to the Holders of Series B-2 Preferred Stock such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 6(F), such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to Holders of a Majority of the Series B-2 Preferred Stock, stating that the rights of such Holders under this Certificate of Rights and Preferences shall thereafter continue in full force and effect and the terms hereof, including, without limitation, all of the provisions of this Section 6(F) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any conversion of Preferred Stock or exercise of any rights pursuant hereto.

                  7. Status of Converted and Redeemed Shares; Limitations on Series B-2 Preferred Stock. The Company shall return to the status of unauthorized and undesignated shares of Preferred Stock each share of Series B-2 Preferred Stock which shall be converted, redeemed or for any other reason acquired by the Company, and such shares thereafter may have such characteristics and designations as the Board may determine (subject to Section 5), provided, however, no share of Series B-2 Preferred Stock which shall be converted, redeemed or otherwise acquired by the Company shall thereafter be reissued, sold or transferred by the Company as Series B-2 Preferred Stock. The Company will not issue any further shares of Series B-2 Preferred Stock. Except for redemptions pursuant to Section 6(B), the Company shall have no right to redeem the shares of Series B-2 Preferred Stock without the consent of a Majority of the Holders.